As filed with the U.S. Securities and Exchange Commission on February 10, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

EALIXIR, INC.
(Exact name of registrant as specified in its charter)

_________________

Nevada	7380	84-4905484
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

40 SW 13th St.
Penthouse 1
Miami, FL 33130
(786) 856-0358
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Suneel Anant Sawant, Chief Executive Officer
EALIXIR, INC.
40 SW 13th St.
Penthouse 1
Miami, FL 33130
(786) 856-0358
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Richard I. Anslow, Esq. Lijia Sanchez, Esq. Nahal A. Nellis, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Ross Carmel, Esq. Barry P. Biggar, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street New York, New York 10018 Phone: (212) 658-0458 Fax: (646) 838-1314

_________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering of              shares of common stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by the selling stockholders set forth therein of             shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-10;

•        a selling stockholder section is included in the Resale Prospectus;

•        a selling stockholder Plan of Distribution is inserted in the Resale Prospectus; and

•        the Legal Matters section on page Alt-14 deletes the reference to counsel for the underwriter in the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this prospectus is not complete and may be changed. The securities in this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2023

EALIXIR, INC.

             shares of Common Stock

This is a firm commitment public offering of shares of common stock of EALIXIR, INC., par value, $0.001 per share (“Common Stock”), and which we refer to as the offering. We currently estimate that the public offering price will be between $            and $            per share.

The selling stockholders (as defined herein) are offering              shares of Common Stock to be sold in the offering, which we refer to as the Resale Securities, pursuant to a prospectus to be used for the Resale Securities by the selling stockholders set forth herein, and which we refer to as the Resale Prospectus.

Our Common Stock is quoted on the OTC Pink Open Market operated by OTC Markets Group, Inc. (the “OTC Pink”), under the ticker symbol “EAXR.” On February 8, 2023 the last reported price of our Common Stock was $5.25 per share at market close. There is a limited public trading market for our Common Stock. You are urged to obtain current market quotations for the Common Stock. We intend to apply to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAXR”. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our Common Stock on the OTC Pink will be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq.

Until such time as our Common Stock is listed on the Nasdaq or OTCQB Venture Market (“OTCQB”) or listed on any other national securities exchange, the Common Stock covered by this prospectus will be sold by the selling stockholders from time to time at a fixed price of $             per share, representing the average of the high and low prices as reported on the OTC Pink on ________, 2023. If and when our Common Stock is regularly quoted on Nasdaq or is listed on any national securities exchange, the selling stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices or in privately negotiated transactions. The registration of Resale Securities does not mean that the selling stockholders named herein will actually offer or sell any Resale Securities. Information regarding the selling stockholders and the time and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We have agreed to pay all the costs and expenses of this registration of Resale Securities and will not receive any proceeds from the resale of the above Resale Securities by the selling stockholders.

The offering price of our shares of Common Stock in the Underwritten Offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our Common Stock and the public offering price of the Common Stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of Common Stock.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Public Offering Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

We are, and, upon completion of this offering, we will continue to be a “controlled company,” as defined under the Nasdaq Listing Rules, as long as our majority stockholder and Chairman and his affiliates own and hold more than 50% of our outstanding Common Stock. For as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from certain Nasdaq corporate governance requirements. See “Public Offering Prospectus Summary — Implications of Being a Controlled Company.”

Our officers and directors will have significant influence over the Company following the completion of this offering due to their significant shareholding in the Company, in particular, Mr. Enea Angelo Trevisan, our President and Chairman of the Board of Directors, who currently holds approximately 99.0% of the voting power of our company (based on an aggregate of approximately 55.3% of our issued and outstanding Common Stock and 100% of our issued and outstanding shares of our Series Z Preferred Stock as of the date of this prospectus), and is expected to own approximately 99.0% of the voting power of our Company upon the completion of this offering thereby causing us to become a “controlled company” under the Nasdaq Listing Rules. For more information regarding Mr. Trevisan’s beneficial ownership, see “Security Ownership of Principal Stockholders And Management” on page 61 and “Risk Factors — Risks Related to Our Securities — Our President and Chairman of the Board of Directors, Enea Angelo Trevisan, has a substantial influence over our Company. His interests may not be aligned with the interests of our other stockholders, and he could prevent or cause a change of control or other transactions” on page 22. For more information regarding implications of us being a “controlled company,” see “Risk Factors — Risks Related to Our Securities — We are a “controlled company” defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements” on page 22.

Investing in our Common Stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered before investing in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)         Does not include $________ for the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 73 of this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters a 45-day option to purchase up to              additional shares of Common Stock on the same terms as other shares being purchased by the underwriters from us, solely to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby). If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

The underwriter expects to deliver the shares on or about            , 2023.

The date of this prospectus is             , 2023.

Through and including       , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. We, the selling stockholders and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, the selling stockholders and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, the selling stockholders and the underwriters have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•        We may not be able to generate profits from operations or positive cash flows from operating activities.

•        Our independent auditor has expressed a “going concern” opinion.

•        We may not be able to obtain financing on favorable terms, if at all.

•        We are an early-stage company with a business model and marketing strategy which is still being developed and largely untested.

•        Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

•        Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•        We may be affected by currency fluctuations.

•        We rely on outside consultants and agents.

•        The COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic may adversely affect our business, financial condition and results of operations. We are unable to predict the extent to which the pandemic and the related effects will continue to impact our business, financial condition and results of operations and the achievement of our strategic objectives.

•        We face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

•        Our President and Chairman of the Board of Directors (the “Board”) has a substantial influence over our Company.

•        We are a “controlled company” as defined under the Nasdaq Listing Rules.

•        Because the market for our Common Stock is limited, persons who purchase our Common Stock may not be able to resell their shares at or above the purchase price paid for them.

•        We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

•        The other risks identified in this prospectus including, without limitation, those under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as such factors may updated from time to time in our other filings with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We qualify all our forward-looking statements by these cautionary statements.

About this Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the selling stockholders have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, operating results and prospects may have changed since that date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Industry and Market Data

This prospectus, and the documents incorporated by reference in this prospectus include industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, we have not, and the underwriters have not, independently verified such third-party information. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. This data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in this prospectus and the documents incorporated by reference herein and therein.

v

Trademarks

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos, and website names. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PUBLIC OFFERING PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless the context otherwise requires, references contained in this prospectus to the “Company,” ”Ealixir,” “we,” “us,” or “our” or similar terminology refers to Ealixir, Inc., a Nevada corporation, and its consolidated subsidiaries.

THE COMPANY

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have, what we have termed, the “right to be forgotten”. In other words, this means the right of an individual or a company to have removed from the internet outdated negative information or harmful spurious content. We support a more professional and accurate internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union, as well as other regulations.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry. Our objective is to provide protection for the reputation of our clients on websites and search engines by drafting and correcting inaccurate information, filtering harmful or negative information and misinformation from social engines, and by managing the online status of individuals, brands and companies. Furthermore, we aim to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through a vast network of newspapers, agencies and websites with whom we work.

Our objective as a company is to advocate our philosophy of the “right to be forgotten” in order to help individuals, SMBs and others fight back against outdated negative information and harmful spurious content online, and we strive at being subject matter professionals at what we do.

The internet and its various platforms have become in our opinion the new media battlefield which can be used to destroy brand and reputation. Our purpose as a company is to provide protection against these unwarranted and often spurious attacks, while offering a possible risk free, technical approach to permanent content removal. We have witnessed the repercussions that negative online content can bring to both businesses and individuals and fight to give our clients back control over their online presence.

Our employees include computer science specialists, web analysists, and digital media or communication strategists, supported by a legal specialist specialized in privacy laws. We also maintain relationships with a data analysis search engine and data banks with whom we work on the deindexation of harmful and unwanted content and links.

By our choice and not by legal obligation, as a policy, we do not work with those who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. Moreover, before working with any client, as a policy, we request their FBI criminal record and do not take a client on unless we receive a clean report.

Ealixir offers its individual and corporate clients a full suite of ORM solutions. To compliment the removal of negative content and online spurious content, we offer synergistic services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our products and services include: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and RepScore:

•        WebID is a detailed report of all online content relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters.

•        Ealixir Removal — Leveraging and enforcing the public’s rights under privacy laws, this service aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, it becomes apparent the need to replace the content which was removed with new and positive content. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by several online news outlets.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases such as World-Check, Dow Jones Compliance and LexisNexis, or government list such as the OFAC sanction list. Except in the case of politically exposed persons (“PEPs”), we are normally able to procure the removal of the client’s name from World-Check or at least a modification of the information on such client contained therein.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities working in these structures. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed, we are able to cross words and sentences in order to identify trends in audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. It works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        RepScore is our latest offering currently under development. This service is designed to offer an immediate and broad overview of a person’s or company’s web reputation. We scan the internet to analyze the sentiment which is mostly associated with the client, and we then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

Competition

The ORM industry is highly competitive and fragmented. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service. We believe our most direct competition comes from Reputation.com, Terakeet, and Repair Bad Reputation, among others.

We also compete with traditional public relations and communication agencies.

However, we believe that none of these competitors offers the breadth of services we provide. While some of them focus on the removal of unwanted internet links, and others manage promotional campaigns, we believe that few, if any, of them can match the scope, depth and reach of our services, commencing from a thorough assessment of the nature of the web content relating to our client, to targeted link and content removal: the creation of new and tailor-made web content; and the removal of information from databases and so called “blacklists”.

Pricing; Sales and Marketing

The Company provides its “Removal” service, aimed at the cancellation or the deindexation of the harmful or undesired links. The service is provided for the benefit of the client’s online reputation. Ealixir does not offer a monitoring service over the time, once the indexation or the cancellation occurred. As a consequence, no subscription plan is offered.

Since each client needs and appreciates a tailored service, the Company agrees on rates on customized basis. In doing so, reference is made to the following pricing schedule:

•        WebID — $5,000

•        Ealixir Removal — $1,500 per link on average

•        Ealixir Story — Three packages at $50,000; $100,000; and $150,000, respectively. The packages differ from each other in the number of items and geographic area of reference.

•        News Delete — $25,000 each black list.

•        Analytics — $500,000 starting price. It depends of the structure of the project.

•        Event Launch — $150,000 starting price. It depends of the structure of the project.

The Ealixir Story pricing depends on the length, depth and complexity of the client’s story and the news media outlets to which it is distributed.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 in this prospectus as the “JOBS Act,” and references in this prospectus to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        reduced disclosure about our executive compensation arrangements;

•        no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•        exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have elected to adopt certain reduced disclosure requirements for purposes of the registration statement of which this prospectus is a part. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result, the information contained in this prospectus and in our periodic reports and proxy statements may be different than the information provided by other public companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors — Risks Related to Our Securities — We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

We expect that our President and Chairman of the Board, Mr. Enea Angelo Trevisan, will hold a majority of our voting power following this offering and we will continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Listing Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this offering. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors — We are a “controlled company” defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.”

Corporate History and Structure

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was July 8, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

We are a holding company operating through three separate wholly owned companies, Ealixir USA Inc., EALIXIR HISPANIA S.L. (“Ealixir Hispania”) and ELAB Hispania, S.L. (“ELAB Hispania”). Below is a chart of our corporate structure:

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC Pink Market under the symbol “EAXR.” In connection with this offering, we intend to apply to list our Common Stock on Nasdaq under the symbol “EAXR.” If our listing application is approved, we expect to list our Common Stock on Nasdaq upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTC Pink Market. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements. There can be no assurance that our Common Stock will be listed on the Nasdaq.

Corporate Information

Our principal place of business is located at 40 SW 13th Street, Penthouse 1, Miami FL 33130. Our telephone number is (786) 856-0358. Since April 25, 2018, our principal office in Europe is Avenida Josep Tarradellas, 38, 08029, Barcelona, Spain.

Recent Developments

The hallmark of Ealixir has always been to maintain leadership in the market of online identity management, through continuous research in the IT field, in order to be able to provide trusted services to companies and individuals. Ealixir recently undertook investments in artificial intelligence technologies that will enable self-diagnostic mechanisms and simple applications to be downloaded onto client smartphones. We anticipate that by next year these applications will enable our clients to analyze their reputational content on the internet in a quick and effective manner, at a competitive price. This process will enable Ealixir to evaluate and analyze large amounts of data points to ensure our marketing efforts are reaching intended audiences.

Artificial Intelligence

In pursuing the process of strengthening the IT architecture and to broaden its offer of services, the Company recently engaged in a strategic collaboration with an institute for development of artificial intelligence. The cooperation, driven by Ealixir in its inner features, will support several innovative applications and the deployment of new services; in this regard, it is worthy to mention the service ‘RepScore’, our latest offering, which is designed to offer an immediate and broad overview of a person’s or company’s web reputation; the application scans the internet to analyze the sentiment which is mostly associated with the client and, then, assigns a score from 1 to 1,000 (where a higher number denotes a more positive sentiment). We forecast for the first year 400,000 downloads for the application and 6-7,000 actual new clients onboard (an estimated 0.2 % of new clients over downloads). We expect to offer RepScore to new and existing clients starting in 2024.

Corporate events (‘Ealixir Event Launch’).

The development of the application is also driven in-house, with limited support by external IT professionals. It gives the client companies the unique opportunity to promote their event on an international scale, providing visibility in more than 1200 online periodicals in 30 countries around the world. In delivering the services, Ealixir works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary, or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative newspapers.

Contracts management

Ealixir considers the operational contract management software (the “Platform”) to be of strategic importance; the Platform was initially developed exclusively in-house. It is regularly updated, and new functions are continuously being developed in order to support the increasing complexity of customer relations, enabling the Company operations to keep not only effective, but ever more distinctive compared to its competitors.

These improvements, which take the form of operational adjustments and the implementation of new functions, although entrusted in the operational component to an external company, are always driven by the Company’s top managers, in order to ensure the committed confidentiality to our clients and the advisable protection of the Company’s know-how.

SUMMARY OF RISK FACTORS

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

We are subject to risks and uncertainties related to our business and Company, including, but are not limited to, the following:

•        During the last two fiscal years we did not generate profits from our operations, although we had profits from our operations in the nine months ended September 30, 2022.

•        We have generated negative cash flow from operating activity during the years ended December 31, 2021, and 2020, although we have positive cash flows from operating activities in the nine months ended September 30, 2022.

•        Our independent auditor has expressed a “going concern” opinion.

•        We do not currently have an external line of credit facility with any financial institution.

•        We rely on a single line of business.

•        We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

•        Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

•        We are primarily a B2C business that relies on small customers and spot contracts.

•        Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•        Because we conduct operations in several different countries, we may be affected by currency fluctuations.

•        We rely on outside consultants and agents.

•        The COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic may adversely affect our business, financial condition and results of operations. We are unable to predict the extent to which the pandemic and the related effects will continue to impact our business, financial condition and results of operations and the achievement of our strategic objectives.

•        Privacy and data protection regulations are complex and rapidly evolving areas. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

•        We operate in numerous countries and are subject to various different laws and regulations which can change significantly.

•        Our business depends on continued and unimpeded access to the internet by us and our users. Internet access providers may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

•        We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could materially affect our operations.

•        The success of our Company will depend on relationships with third parties and pre-existing customers of Ealixir which relationships may be affected by customer preferences or public attitudes about the Company being public. Any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.

•        We face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

•        Failure to adequately manage our growth could impair our ability to deliver high-quality solutions to our customers, hurt our reputation and compromise our ability to become profitable.

•        The loss of key personnel could have a material adverse effect on our business, financial condition or results of operations.

•        Most of our senior management team will have limited experience managing a Nasdaq-traded company, and regulatory compliance may divert their attention from the day-to-day management of our business.

•        Our reported financial results may be adversely affected by changes in U.S. GAAP.

•        Our President and Chairman of the Board has a substantial influence over our Company. His interests may not be aligned with the interests of our other stockholders, and he could prevent or cause a change of control or other transactions.

•        We are a “controlled company” as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

•        We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

•        Because the market for our common stock is limited, persons who purchase our common stock may not be able to resell their shares at or above the purchase price paid for them.

•        We may be unable to list our common stock on Nasdaq.

•        There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain listing on Nasdaq, which could make it more difficult for investors to sell their shares.

•        To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

•        Our articles of incorporation allows our board to create new series of preferred stock without approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

•        Provisions of our Bylaws and Nevada law may delay or prevent a take-over that may not be in the best interests of our stockholders.

•        We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

•        Our existing stockholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

THE OFFERING

Common Stock offered by us:	shares of Common Stock.
Shares of Common Stock Outstanding prior to this Offering	48,259,753 shares of Common Stock.
Shares of Common Stock to be Outstanding after this Offering	shares of Common Stock (or shares if the underwriters exercise their over- allotment option to purchase additional shares in full).
Use of Proceeds

We estimate that the net proceeds from our issuance and sale of            shares of our Common Stock in this offering will be approximately $            , assuming an initial public offering price of $            per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over- allotment option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $            .

We currently anticipate using the net proceeds from this offering, together with our existing resources, for research and development, marketing, channel partner expansion, working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Underwriter Warrants

We have agreed to issue warrants to the underwriter (the “Underwriter Warrants”) to purchase a number of shares of Common Stock equal to an aggregate of 5% of the aggregate number of the shares sold in this offering. The Underwriter Warrants will have an exercise price equal to 115% of the offering price of the Common Stock sold in this offering. The Underwriter Warrants are not exercisable or convertible for more than five (5) years from the commencement of sales of the public offering. The Underwriter Warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the Common Stock underlying the Underwriter Warrants for a period of five (5) years from the commencement of the sales of the Common Stock in connection with this offering. We have agreed not to re-price or amend the terms of any outstanding options and warrants as of the date on which the trading of the Common Stock on Nasdaq commences for a period of up to 14 months.

Underwriter Over-Allotment Option

We have also granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of [___] additional Common Stock at the public offering price.

Lock-up agreements

We and our executive officers, directors and certain of our stockholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 6 months from the date on which the trading of our Common Stock commences. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Dividend policy

The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors, you should consider in making an investment, see “Risk Factors” beginning on page 13.
Proposed Nasdaq Listing

Our Common Stock is currently quoted on the OTC Pink Open Market operated by OTC Markets Group, Inc. under the ticker symbol “EAXR.” We intend to apply to have our Common Stock listed on the Nasdaq under the same symbol “EAXR”. There is no assurance that such application will be approved.

Unless we indicate otherwise, the number of shares of our Common Stock that will be outstanding immediately after the offering is based on 48,259,753 shares of our Common Stock outstanding as of January 4, 2023. Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option to purchase additional shares.

Summary of Consolidated Financial Information

The following tables set forth our summary consolidated financial information for the periods and as of the dates indicated. We derived our statements of operations and comprehensive loss data for the years ended December 31, 2020 and 2021 from our audited financial statements included elsewhere in this prospectus. We derived our statements of operations and comprehensive loss data for the nine months ended September 30, 2021 and 2022, and our summary balance sheet data as of September 30, 2022 from our unaudited condensed financial statements included elsewhere in this prospectus. The unaudited condensed financial statements were prepared on a basis consistent with our audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following summary financial data in conjunction with our financial statements and related notes included elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section is not intended to replace the financial statements and are qualified in their entirety by our financial statements and the related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020
	(Unaudited)
Total Revenue	$3,284,434	$2,145,959	$3,534,732	$1,851,534
Cost of sales	723,778	810,633	864,209	438,708
Gross profit	2,560,656	1,335,326	2,670,523	1,412,826

Operating expenses:
General and administrative	1,307,377	970,393	2,739,7414	1,417,958
Directors’ salaries	201,634	201,634	10,000	29,622
Personnel – Gross	481,856	116,655	349,454	395,868
Total operating expenses	2,720,673	2,099,315	3,099,195	1,843,448
Profit (Loss) from operations	563,761	46,644	(428,672)	(430,622)

Other income (expense):
Other income	159,159	—	597,002	—
Interest expense	(115,691)	(44,680)	—	(15,506)
Total other income (expense)	43,468	(44,680)	598,148	(23,597)

Income tax expense	16,869	—	47,626	176,718
Net income (loss)	$532,422	$19,502	$121,850	$(630,938)

Foreign exchange (income) expense	279,294	—	83,578	20,891
Total Compehensive Income (loss)	$253,128	$19,502	$38,272	$610,047

Weighted average shares of Common Stock outstanding – basic and diluted(1)	47,999,330
Net loss per share of Common Stock – basic and diluted	$(0.005273574)
Pro forma number of common shares outstanding – basic and diluted(2)	47,999,330
Pro forma earnings per share – basic and diluted(2)	$(0.005273574)

____________

(1)     See Notes 1 and 2 to our annual financial statements and our interim condensed financial statements, respectively, each included elsewhere in this prospectus, for an explanation of the method used to calculate historical and pro forma net loss per share, basic and diluted, and the weighted-average number of shares of common stock used in the computation of the per share amounts.

(2)      Reflects the numbers of shares of Common Stock issued and outstanding after the public offering.

	September 30, 2022	September 30, 2022		December 31,
				2021	2020
	Actual	As Adjusted(1)(2)		Actual	Actual
Cash and cash equivalents	$84,366	$	[____]	$331,523	$74,467
Accounts Receivable	1,480,240		[____]	824,902	332,185
Prepaid expenses and other current assets	1,116,986			229,836	31,003
Total current assets	2,681,592		[____]	1,386,261	437,655
Total non-current assets	56,039		[____]	109,663	30,790
Total assets	2,737,632		[____]	1,828,381	472,403
Accounts payable, accrued expenses and other current liabilities	524,735		[____]	723,209	348,472
Deferred revenue	371,627		[____]	1,021,068	709,734
Long term debt payable to stockholders	662,709		662,709	526,777	135,758
Total liabilities	2,141,758		[____]	2,986,998	2,158,747
Total equity	595,879		[____]	(1,158,617)	(1686,344)
Total liabilities and stockholders’ equity (deficit)	$2,737,632	$	[____]	$1,828,381	$472,403

____________

(1)      Gives effect to the issuance and sale of            shares of our Common Stock in this offering at the assumed public offering price of $_____ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(2)      The pro forma as adjusted information is illustrative only and will depend on the actual public offering price and other terms of this offering determined at pricing. A $____ increase (decrease) in the assumed public offering price of $_____ per share would increase (decrease) each of cash, total assets and total stockholders’ equity (deficit) by $_____ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions. Similarly, each increase (decrease) of _____ million shares in the number of shares of common stock offered by us would increase (decrease) each of cash, total assets and total stockholders’ equity (deficit) by $_____ million, assuming the assumed public offering price of $_____ per share remains the same, and after deducting estimated underwriting discounts and commissions.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our Common Stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Company

During the last two fiscal years we did not generate profits from our operations, although we had profits from our operations in the nine months ended September 30, 2022.

We incurred net losses from operations of $428,672 and $430,622 during the years ended December 31, 2021, and 2020, respectively; however, for the nine months ended September 30, 2022, we had net income from operations of $563,761. Based upon our current business plan, our ability to begin to generate profits from operations is dependent upon increasing sales and our obtaining additional financing. There can be no assurances that we will continue to establish profitable operations. As we pursue our business plan, we are incurring significant expenses without corresponding revenues. In the event that we remain unable to generate significant revenues to pay our operating expenses, we will not be able to achieve profitability or continue operations.

We have generated negative cash flow from operating activity during the years ended December 31, 2021, and 2020, although we have positive cash flows from operating activities in the nine months ended September 30, 2022.

We used net cash for operating activities of $438,330 and $214,506 for the years ended December 31, 2021 and December 31, 2020, respectively, although we had positive cash flows from operating activities in the nine months ending September 30, 2022 (unaudited) of $1,237,942. To the extent that we have negative operating cash flow in future periods we may need to allocate a portion of any available cash reserves to fund such negative cash flow or raise additional equity or debt capital. There can be no assurance that we will be able to continue to generate a positive cash flow from operations, that additional capital or other types of financing will be available when needed or that these financings will be on favorable terms.

We may need to raise additional funds in the future that may not be available on acceptable terms or available at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential investment acquisitions, or general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures.

Our independent auditor has expressed a “going concern” opinion.

The report of our independent auditor that accompanies our consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, citing our need for additional capital for the future planned expansion of our activities and to service our ordinary course activities (which may include servicing of indebtedness). Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. There are no assurances that we will generate profits from operations. The inclusion of a going concern explanatory paragraph in the report of our independent auditor will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. If we are not successful in generating sufficient revenues or raising additional capital, we may not have enough financial resources to support our business and operations and, as a result, may not be able to continue as a going concern and could be forced to liquidate.

We do not currently have an external line of credit facility with any financial institution.

As indicated above, we have estimated that we may need additional capital to generate profits from operations. To finance these capital requirements we may need, among other sources, credit facilities from financial institutions. If we attempted to establish an external line of credit in the future, there can be no assurances we will be able to do so. We also have limited assets available to secure such a line of credit. The failure to obtain an external line of credit could have a negative impact on our ability to generate profits.

We rely on a single line of business.

Our business model is focus on providing tools to our customers to enact their “right to be forgotten” on the internet or control, to the extent permitted by law, the nature and scope of disclosure which is made about them on the internet. Among other things, we aim to give people the opportunity to choose the links that appear when someone searches for them on Google. Unless we diversified our products and services, if we fail to attract enough customers to our current range of services; or if we were to face increased competition in this sector; or if applicable laws and regulations were to hinder our ability to operate in this sector, our business and financial results could be severely adversely affected.

We are an early-stage company with a business model and marketing strategy still being developed and largely untested.

We were incorporated in June 2019, and we are pursuing a business model which is innovative and largely untested. There is no assurance that a sustainable market for our products and services exists, or that we will be able to develop effective business and market strategies to seize these market opportunities. In turn, this would have a negative impact on our financial condition and share price.

Our management and organizational structures are still developing and remain susceptible to error and inefficiencies.

Because of the fact that we are an early-stage company, we are still in the process of hiring senior management and lower level employees, adopting organizational structures and code of conducts, and expanding into new geographical markets and industry segments. These processes are susceptible to error which could result in delays and inefficiencies in the pursuit of our commercial strategy or in the implementation of our business model, and/or in cost overruns and loss of potential customers. Management, technical, scientific, research and marketing personnel with appropriate training may also be scarce resources and thus not easy to hire. Any of these events would have in turn an adverse effect on our business and financial condition.

We need to ensure the confidentiality of privileged personal data shared with us by our customers.

Our business model relies significantly on the premise that our customers would entrust us with access to, and handling of, their private and personal data. We need to adopt precautions and procedures to ensure the confidentiality of this information is properly safeguarded. If we fail to do so, and if any of this confidential information were mishandled, abused of or leaked, our business reputation would be negatively affected, and we could also be exposed to the risk of legal action. Any of these events would have in turn an adverse effect on our business and financial condition.

We are primarily a B2C business that relies on small customers and spot contracts.

We expect to continue to rely on revenues generated from a relatively high number of small customers for the foreseeable future. Our customer contracts tend to have relatively short terms. As a result, our business is exposed to the risk of high customer turnover and volatility, which could have an adverse effect on our business and financial condition.

We operate in a highly competitive industry and competitors may compete more effectively.

The ORM industry in which we operate is highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us, and they could use their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than those we offer, or convince our potential customers that they require financing arrangements that are impractical for smaller companies to offer. Our competitors may also offer similar products and services at prices below cost, devote significant sales forces to competing with us, or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, cause us to lower our prices in order to compete or reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to compete effectively against our current competitors or additional companies that may enter our markets. We also expect to encounter competition from customers who elect to develop solutions or perform services internally rather than engaging an outside provider such as us.

If we are unable to keep up with technological developments, our business could be negatively affected.

The markets for our services are expected to be characterized by rapid technological change and be highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our services will depend significantly upon the technological quality of our services relative to those of our competitors, and upon our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. In order to develop such new services we will depend upon our ability to continue to develop and introduce new and enhanced services at competitive prices and in a timely and cost-effective manner. There can be no assurance that we will be able to develop and market our services successfully or respond effectively to the technological changes or new service offerings of our potential competitors. We may not be able to develop the required technologies, and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to conduct business. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide our services and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyber-attacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to cyber security risks and may incur delays in platform development in an effort to minimize those risks and to respond to cyber incidents.

Our digital data analytics platform will be entirely dependent on the secure operation of our website and systems as well as the operation of the internet generally. The platform involves reading user data, and storage of user data, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. A number of large internet companies have suffered security breaches, some of which have involved intentional attacks. From time to time we and many other internet businesses also may be subject to a denial of service attacks wherein attackers attempt to block customers’ access to our website. If we are unable to avert a denial-of-service attack for any significant period, we could sustain delays in the development of the platform and risk losing future users and have user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our users, or exchanges we read data from in general or the communication infrastructure on which we depend. If an actual or perceived attack or breach of our security occurs, user perception of the effectiveness of our security measures could be harmed and we could lose our future user. Actual or anticipated attacks and risks may cause us to incur increasing costs, and delay development. A person who is able to circumvent our security measures might be able to misappropriate our or our users’ proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and platform. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cyber-security and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

We may be forced to litigate to enforce or defend our intellectual property rights or to protect trade secrets.

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, to date we have not sought patent protection for any of the technologies we have developed. We are considering whether it would be in our best interest to obtain any such protection in the future. As a result, we might be forced to litigate to defend our intellectual property or trade secrets, which could be very costly and could distract its management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights could result in the expenditure of significant financial and managerial resources. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Our officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

We may be subject to various potential conflicts of interest because some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties owed to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. In addition, we may also become involved in other transactions which conflict with the interests of our directors and the officers who may from time to time deal with persons, firms, institutions or companies with which we may be dealing, or which may be seeking investments similar to those desired by us. The interests of these persons could conflict with our interests. In addition, from time to time, these persons may be competing with us for available investment opportunities.

Because we conduct operations in several different countries, we may be affected by currency fluctuations.

Our revenues and expenses have been generated in several foreign countries thus far and this is expected to continue as we continue to develop additional markets in other countries, both inside the European Union (“EU”) and elsewhere. These revenues and expenses therefore may be exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. Fluctuations in the exchange rate between various currencies utilized throughout the world may have a material adverse effect on our business, financial condition and operating results. We may, in the future, establish a program to hedge a portion of our foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if we develop a hedging program, there can be no assurance that it will effectively mitigate currency risks.

We rely on outside consultants and agents.

We rely to a significant extent on the experience and contribution of outside consultants and agents. For example, most of our sales force is composed of independent agents. Some members of our senior management are also consultants and not full-time employees. In the event that one or more of these consultants or agents terminate their relationship with us, or become unavailable, suitable replacements will need to be retained, and there is no assurance that these could be identified under conditions favorable to us.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

Consumers in our new markets will not be familiar with our brand, and we will need to build brand awareness in those markets through investments in advertising and promotional activity. We may find it more difficult in our markets to secure desirable locations and to hire, motivate and keep qualified employees.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

The COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic may adversely affect our business, financial condition and results of operations. We are unable to predict the extent to which the pandemic and the related effects will continue to impact our business, financial condition and results of operations and the achievement of our strategic objectives.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. In an attempt to limit the spread of COVID- 19,various governmental restrictions, including the declaration of a national emergency in the United States, multiple cities’ and states’ declarations of states of emergency, school and business closings, quarantines, shelter-in-place orders, restrictions on travel, limitations on social or public gatherings, and other social distancing measures may have an adverse impact on our business and operations, including, for example, by reducing the demand for our products globally because of reduced discretionary spending and a decline in economic conditions. Furthermore, the COVID-19 pandemic may have a material adverse effect on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. Also, due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties, including its severity, duration and spread, any future “waves” of the outbreak or the spread of any variants of the disease, it is not possible to accurately predict the full impact of the COVID-19 pandemic on our business, financial condition, and results of operations. As global economies continue to reopen, the recovery of the economy and our business is likely to fluctuate and vary by geography. Further, the ultimate impact of the COVID-19 pandemic on our customers, employees, business, operations and financial performance depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transport, import and export and modified workplace activities); the impact of the pandemic on local or regional economies, travel and economic activity, and actions taken in response; the availability of government funding programs; general economic uncertainty in key markets and financial market volatility; volatility in global economic conditions and levels of economic growth; the duration of the COVID-19 pandemic; and the pace of recovery when the COVID-19 pandemic subsides.

In addition, there can be no assurance that any efforts taken by us to address the adverse impacts of the COVID-19 pandemic or actions taken by municipalities or local citizens to contain the COVID-19 pandemic and its impact will be effective and will not result in significant additional costs to us. If we are unable to recover from or mitigate the adverse effects of the COVID-19 pandemic in a timely manner, our business, financial condition, and results of operations could be adversely affected. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section. Any of the foregoing factors, or other cascading effects of the pandemic that are not currently foreseeable, could adversely impact our business, prospects, financial condition and results of operation.

Privacy and data protection regulations are complex and rapidly evolving areas. Adverse interpretations of these laws could harm our business, reputation, financial condition, and operating results.

Authorities around the world have adopted and are considering a number of legislative and regulatory proposals concerning data protection and limits on encryption of user data. Adverse legal rulings, legislation, or regulation could result in fines and orders requiring that we change our data practices, which could have an adverse effect on our ability to provide services, harming our business operations. Complying with these evolving laws could result in substantial costs and harm the quality of our products and services, negatively affecting our business.

Recent legal developments in Europe have created compliance uncertainty regarding transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (“GDPR”) applies to all of our activities conducted from an establishment in the EU or related to products and services that we offer to EU users or customers, or the monitoring of their behavior in the EU. The GDPR creates a range of new compliance obligations.

Ensuring compliance with the GDPR is an ongoing commitment that involves substantial costs, and despite our efforts, governmental authorities or others have asserted and may continue to assert that our business practices fail to comply with its requirements. If our operations are found to violate GDPR requirements, we may incur substantial fines, have to change our business practices, and face reputational harm, any of which could have a material adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to 4% of annual worldwide revenues. Fines of up to 2% of annual worldwide revenues can be levied for other specified violations.

The EU-U.S. and the Swiss-U.S. Privacy Shield frameworks allow U.S. companies that to self-certify to the U.S. Department of Commerce and publicly commit to comply with specified requirements to import personal data from the EU and Switzerland. However, these frameworks face a number of legal challenges, and their validity remains subject to legal, regulatory, and political developments in both Europe and the U.S. The potential invalidation of data transfer mechanisms could have a significant adverse impact on our ability to process and transfer personal data outside of the European Economic Area.

We operate in numerous countries and are subject to various different laws and regulations which can change significantly.

This could adversely affect our future business, financial condition and results of operations. Our operations will be subject to various laws, regulations and guidelines relating to the Internet. We endeavor to comply with all relevant laws, regulations and guidelines and believe we are following all such laws, regulations and guidelines. Unfavorable regulatory changes, delays or both may therefore materially and adversely affect our future business, financial condition and results of operations.

Our business depends on continued and unimpeded access to the internet by us and our users. Internet access providers may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers have taken or have stated that they may take measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Some jurisdictions have adopted regulations prohibiting certain forms of discrimination by internet access providers; however, substantial uncertainty exists in the United States and elsewhere regarding such protections. For example, in 2018 the United States Federal Communications Commission repealed net neutrality rules, which could lead internet access providers to restrict, block, degrade, or charge for access to certain of our products and services. In addition, in some jurisdictions, our products and services have been subject to government-initiated restrictions or blockages. Such interference could result in a loss of existing users, customers and advertisers, goodwill, and increased costs, and could impair our ability to attract new users, customers and advertisers, thereby harming our business.

Our future results will suffer if we do not effectively manage our expanded operations following the listing on Nasdaq.

Following our listing on the Nasdaq, the size of our business will be significantly larger than the current business of Ealixir. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for our management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. We cannot assure you that we will be successful or that we will realize the expected operating efficiencies, annual net operating synergies, revenue enhancements and other benefits currently anticipated to result from our listing on the Nasdaq.

Failure to adequately manage our growth could impair our ability to deliver high-quality solutions to our customers, hurt our reputation and compromise our ability to become profitable.

We expect to experience significant growth in our business. If we do not effectively manage our growth, the quality of service of our solutions may suffer, which could negatively affect our reputation, demand for our solutions or compromise our ability to become profitable. Our growth is expected to place a significant strain on our managerial, operational and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things, hire additional personnel, implement additional management information systems and maintain close coordination among our engineering, operations, legal, finance, sales and marketing and client service and support organizations.

The loss of key personnel could have a material adverse effect on our business, financial condition or results of operations.

The success of our business will depend in part on our ability to retain key employees who continue employment with us after our listing on the Nasdaq is completed. It is possible that key employees might decide not to remain with us after our listing on the Nasdaq is completed. The loss of the day-to-day involvement of any key personnel could have a material adverse effect on us, and if any key employees terminate their employment, our business activities might be adversely affected, management’s attention might be diverted from operations to recruiting suitable replacements and our business, financial condition or results of operations could be adversely affected. In addition, we might not be able to locate suitable replacements for any key employees who leave us or offer employment to potential replacements on reasonable terms.

Most of our senior management team will have limited experience managing a Nasdaq traded company, and regulatory compliance may divert their attention from the day-to-day management of our business.

Most of the individuals who will constitute our senior management team have limited experience managing a Nasdaq-traded company and limited experience complying with the increasingly complex laws pertaining to public companies listed on Nasdaq. The senior management team may not successfully or efficiently manage the transition to a Nasdaq traded company that is subject to significant regulatory oversight and reporting obligations under United States securities laws and Nasdaq Listing Rules. In particular, these new obligations will require substantial attention from the management and could divert their attention away from the day-to-day management of our business.

Our reported financial results may be adversely affected by changes in U.S. GAAP.

The accounting principles generally accepted in the United States of America (“GAAP”) is subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

In particular, in May 2014, the FASB issued Accounting Standards Codification (“ASC”) 606, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As an “emerging growth company,” we are allowed under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We have elected to take advantage of this extended transition period under the JOBS Act with respect to ASC 606, which resulted in ASC 606 becoming effective for us on January 1, 2019. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

We are evaluating ASC 606 and have not determined the impact it may have on our financial reporting. If, for example, we were required to recognize revenue differently with respect to our managed services and SaaS businesses, the differential revenue recognition may cause variability in our reported operating results due to a delay in our ability to report revenues under ASC 606.

Risks Related to Our Industry

We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could materially affect our operations.

We rely on information technology systems across our operations, including for management, supply chain and financial information and various other processes and transactions. As our manufacturing equipment is wirelessly controlled and operated, and the tracing data (which is required for necessary certifications) our equipment produces is stored electronically, our business depends on the security, reliability, and capacity of these systems. Information technology system failures, network disruptions or breaches of security could disrupt our operations, causing delays or cancellation of customer orders or impeding the manufacture or shipment of products, processing of transactions or reporting of financial results. An attack or other problem with our systems could also result in the disclosure of proprietary information about our business or confidential information concerning our customers or employees, which could result in significant damage to our business and our reputation. Advanced cyber-security threats, such as computer viruses, attempts to access information, and other security breaches, are persistent and continue to evolve, making them increasingly difficult to identify and prevent. Protecting against these threats may require significant resources, and we may not be able to implement measures that will protect against all the significant risks to our information technology systems. In addition, we rely on third party service providers to execute certain business processes and maintain certain information technology systems and infrastructure, and any breach of security on their part could impair our ability to effectively operate. Any breach of our security measures could result in unauthorized access to and misappropriation of our information, corruption of data or disruption of operations or transactions, any of which could have a material adverse effect on our business.

The success of our Company will depend on relationships with third parties and pre-existing customers of Ealixir which relationships may be affected by customer preferences or public attitudes about the Company being public. Any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.

Our success will be dependent on the ability to maintain and renew business relationships, including relationships with pre-existing customers and partners of Ealixir and to establish new business relationships. There can be no assurance that we will be able to maintain pre-existing customer contracts, partnership relationships and other business relationships, or enter into or maintain new customer contracts and other partnership and business relationships, on acceptable terms, if at all. Relationships with third parties can be terminated at any time. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition or results of operations.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our products and adversely affect our business, growth, revenues and market share.

The overall market for online reputation management services is rapidly evolving, highly competitive, complex, fragmented with numerous single point solutions, and is subject to changing technology and shifting consumer needs. In addition, many companies in our target markets are offering, or may soon offer, products and services that may compete with our products and services. Ealixir currently competes with established companies, such as Reputation.com, Terakeet, Repair Bad Reputation, Internet Reputation.com, and Brand Yourself.

Many of our competitors, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with current and potential customers and extensive knowledge of the

e-commerce industry. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, for example by offering a SaaS based product that competes with our products or devoting greater resources to the development, promotion and sale of their products than we do. Increased competition may lead to price cuts, alternative pricing structures, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Risks Related to Our Securities

Our President and Chairman of the Board, Enea Angelo Trevisan, has a substantial influence over our Company. His interests may not be aligned with the interests of our other stockholders, and he could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Mr. Trevisan, our President and Chairman of the Board, holds approximately 99% of the voting power of the Company. Upon the completion of this offering, Mr. Trevisan will hold 99% of the voting power of the Company.

Accordingly, Mr. Trevisan could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. Mr. Trevisan will also have the power to prevent or cause a change in control. Without the consent of Mr. Trevisan, we may be prevented from entering into transactions that could be beneficial to us or our minority stockholders. In addition, Mr. Trevisan could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Trevisan may differ from the interests of our other stockholders. The concentration in the voting power of the Company may cause a material decline in the value of our Common Stock. For more information regarding Mr. Trevisan and his ownership of our securities, see “Security Ownership of Principal Stockholders and Management.”

We are a “controlled company” defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

We expect that our President and Chairman of the Board, Enea Angelo Trevisan, will own a majority of our common stock following this offering. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this offering. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this offering to make acquisitions and obtain partnerships, invest in technology, expand our sales team and marketing efforts, and general working capital and other corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

Because the market for our Common Stock is limited, persons who purchase our common stock may not be able to resell their shares at or above the purchase price paid for them.

Our Common Stock trades on the OTC Pink Open Market operated by OTC Markets Group, Inc., under the ticker symbol “EAXR.”, which is not as liquid a market as a national securities exchange such as the Nasdaq. There is currently only a limited public market for our Common Stock. We cannot assure you that an active public market for our Common Stock will develop or be sustained in the future. If an active market for our Common Stock does not develop or is not sustained, the price may decline.

We may be unable to list our Common Stock on Nasdaq.

Prior to this offering, there was a limited public market for our Common Stock. We intend to apply to list our Common Stock on Nasdaq concurrently with the closing of this offering. However, we may not meet or maintain certain qualifying requirements for Nasdaq. If we are unable to meet these requirements, we may be limited to trading conducted on OTC Pink and we may elect to not proceed with this offering.

There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on the Nasdaq, which could make it more difficult for investors to sell their shares.

Our Common Stock is quoted on OTC Pink, under the symbol “EAXR,” and, to date, has traded on a limited basis. We have applied to list our Common Stock on the Nasdaq under the symbol “EAXR”. In the event our common stock begin trading on the Nasdaq, there can be no assurance that trading of the Common Stock on such market will be sustained. In the event that the Common Stock is not listed on the Nasdaq or if we do not sustain such listing, our Common Stock could be quoted only on the OTC Pink. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our Common Stock and our Common Stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

An active market for our Common Stock may never develop, and we are under no obligation to seek out a more active market for our Common Stock.

If there is a thin trading market or “float” for our Common Stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including, but not limited to:

•        our quarterly or annual operating results;

•        changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

•        failure to achieve our growth expectations;

•        failure to attract customers and retain them;

•        the effect of increased or variable competition on our business;

•        additions or departures of key or qualified personnel;

•        failure to adequately protect our intellectual property;

•        costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•        changes in governmental or other regulations affecting our business;

•        our compliance with governmental or other regulations affecting our business; and

•        changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our Company and these fluctuations could materially reduce our stock price.

To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

Our articles of incorporation allows our Board to create new series of preferred stock without approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, and the right to redemption of the shares, together with a premium prior to the redemption of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders.

Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

Provisions of our Bylaws and Nevada law may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

Our bylaws may be adopted, repealed, altered, amended and rescinded by the majority vote of our stockholders, and except as provided by Nevada law, our board of directors shall have the power to adopt, repeal, alter, amend and rescind any or all of our Bylaws by a vote of at least a majority of our Board of Directors then in office. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to our Bylaws that are not in line with your concerns.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of anti-takeover provisions of Nevada law and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of the Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our future results may vary significantly which may adversely affect the price of our Common Stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance requirements of the SEC and the Nasdaq. initiatives.

As a Nasdaq-listed company, and particularly after we are no longer an emerging growth company or smaller reporting company, we will incur significant legal, accounting and other expenses that we did not incur as an OTC listed company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the SEC and the Nasdaq impose various requirements on Nasdaq-listed companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company or a smaller reporting company with less than $100 million in annual revenue, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We could be an emerging growth company for up to five years. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities

Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

Our existing stockholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

Our directors, officers and the beneficial owners of 5% of our Common Stock that are issued and outstanding as of the date of this prospectus will agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Common Stock for a period of up to six (6) months after this offering is completed. See “Underwriting — Lock-Up Agreements.” Our existing stockholders may be able to sell their Common Stock under Rule 144 following the expiration of that lock-up period. Because these existing stockholders have paid a lower price per Common Stock than participants in this offering, when they are able to sell their shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the offering price, which could impact the trading price of our Common Stock following the completion of the offering, to the detriment of participants in the Underwritten Offering. Under Rule 144, before our existing stockholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Common Stock to be sold pursuant to Rule 144 during the pendency of this offering.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of              shares of our Common Stock in this offering will be approximately $            , based on an assumed initial public offering price of $            per share of Common Stock (the midpoint of the price range set forth on the cover of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $             after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $            per share would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our Common Stock in this offering by approximately $            million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same (assuming no exercise of the underwriter’s over-allotment option) and after deducting estimated underwriting discounts and commissions and estimated offering payable by us. Similarly, each increase or decrease of              shares in the number of shares offered by us would increase or decrease the net proceeds to us from the sale of our Common Stock in this offering by approximately $            million, assuming no change in the assumed public offering price of $             per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We plan to use the net proceeds for research and development, marketing, channel partner expansion, working capital and general corporate purposes. We may also elect to use proceeds from this offering to explore complementary technologies, products, or businesses.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock of the Company is currently trading on the OTC Pink market under the symbol “EAXR.” The following information reflects the high and low closing prices of the Company’s Common Stock on the OTC Pink market:

On February 8, 2023, the closing price of our Common Stock was $5.25 per share.

We also have outstanding 1,000,000 shares of our Series Z Preferred Stock, par value $0.001 per share, which have voting rights of 900 votes per share, but are non-convertible to any shares of our Common Stock or any other class of our securities, and which are not publicly traded. All of the Series Z Preferred Stock are held by our President and Chairman of the Board, Enea Angelo Trevisan.

Holders

As of January 4, 2023, we have 48,259,753 shares of Common Stock issued and outstanding held by 524 stockholders of record. The number of record holders does not include persons who hold our common stock in nominee or “street name” accounts through brokers.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Common Stock or preferred stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made at the discretion of our Board, after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Any dividends that may be declared or paid on our Common Stock, must also be paid in the same consideration or manner, as the case may be, on our shares of preferred stock, if any. Our Series Z Preferred Stock ranks on parity with our Common Stock with respect to dividend rights.

CAPITALIZATION sPECIAL nOTES

The following table sets forth our cash and capitalization as of September 30, 2022:

•        on an actual basis; and

•        on an as adjusted basis to give further effect to our issuance and sale of              shares of our Common Stock in this offering at an assumed initial public offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of the Common Stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Summary of Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Securities” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	September 30, 2022
	Actual	As Adjusted(1)
Cash and cash equivalents	$84,366	$
[___]
Total liabilities	2,141,753
Stockholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 1,000,000 shares of Series Z Preferred Stock issued and outstanding.	—		—
Common stock, $0.001 par value, 300,000,000 shares authorized, 45,824,753 shares issued and outstanding.	—		—
Additional paid-in capital	678,000
Accumulated deficit	(2,218,493)
Total stockholders’ equity (deficit)	595,879
Total capitalization	$678,000	$

____________

(1)      The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our Common Stock in this offering, based upon the assumed public offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $             per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $             million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of              shares in the number of shares of Common Stock offered by us would increase (decrease) cash, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $             million, assuming the assumed initial public offering price of $             per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of Common Stock to be outstanding after this offering is based on 48,259,753 shares of Common Stock outstanding as of January 4, 2023.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented above.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value as of September 30, 2022 was ($253,128), or ($.0055 per share of Common Stock. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our Common Stock outstanding as of September 30, 2022.

After giving further effect to (i) our issuance and sale of              shares of Common Stock in this offering at the initial public offering price of $             per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us, and (ii) the application of the net proceeds from this offering as described in the section of this prospectus entitled “Use of Proceeds,” our as adjusted net tangible book value as of September 30, 2022 would have been approximately $             million, or approximately $             per share. This represents an immediate increase in as adjusted net tangible book value per share of __ to our existing stockholders and an immediate dilution in as adjusted net tangible book value per share of approximately $__ to new investors purchasing Common Stock in this offering. Dilution per share to new investors purchasing Common Stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$
Historical net tangible book value (deficit) per share as of September 30, 2022	$
Increase in pro forma net tangible book value per share attributable to this offering
Pro forma net tangible book value (deficit) per share as of September 30, 2022
Dilution per share to new investors participating in this offering		$

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial public offering price of $             per share would increase (decrease) the as adjusted net tangible book value per share after this offering by $             per share and the dilution to new investors purchasing Common Stock in this offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of              shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $             per share and the dilution to new investors purchasing Common Stock in this offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of              shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $             per share and the dilution to new investors purchasing Common Stock in this offering by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase              additional shares of Common Stock in this offering in full at the assumed initial public offering price of $             per share, and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $             per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing Common Stock in this offering would be $             per share.

The number of shares of Common Stock that will be outstanding after this offering is based on 48,259,753 shares of Common Stock outstanding as of January 4, 2023.

The following table summarizes, on an as adjusted basis as of September 30, 2022, after giving effect to our issuance and sale of              shares of Common Stock in this offering at the initial public offering price of $             per share, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Common Stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Number	Percentage
Existing stockholders before this offering
Investors participating in this offering
Total capitalization

The table above assumes no exercise of the underwriters’ option to purchase              additional shares in this offering. If the underwriters’ over-allotment option to purchase additional shares is exercised in full, the number of shares of our Common Stock held by existing stockholders would be reduced to             % of the total number of shares of our Common Stock outstanding after this offering, and the number of shares of Common Stock held by new investors participating in the offering would be increased to             % of the total number of shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and plan of operations together with our selected financial data, financial statements and the related notes, and other financial information appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Company Overview

Ealixir Inc. is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have, what we have termed, the “right to be forgotten”. In other words, this means the right of an individual or a company to have removed from the internet outdated negative information or harmful spurious content. We support a more professional and accurate internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having the right to remove information from doxing (i.e. unauthorized release of personal identifying information), slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by, among others, Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry.

Ealixir offers its individual and corporate clients a full suite of ORM solutions. To compliment the removal of negative content and online spurious content, we offer synergistic services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our products and services include: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and RepScore:

•        WebID is a detailed report of all online content relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters.

•        Ealixir Removal — Leveraging and enforcing the public’s rights under privacy laws, this service aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, it becomes apparent the need to replace the content which was removed with new and positive content. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by several online news outlets.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases such as World-Check, Dow Jones Compliance and LexisNexis, or government list such as the OFAC sanction list. Except in the case of politically exposed persons (“PEPs”), we are normally able to procure the removal of the client’s name from World-Check or at least a modification of the information on such client contained therein.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities working in these structures. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed, we are able to cross words and sentences in order to identify trends in audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. It works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        RepScore is our latest offering currently under development. This service is designed to offer an immediate and broad overview of a person’s or company’s web reputation. We scan the internet to analyze the sentiment which is mostly associated with the client, and we then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

Revenues

We derive our revenues from online reputation management services, which we refer to as ORM. Our products and services include: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics, Ealixir Event Launch and RepScore. Revenue consists of the invoiced value for the sales, net of value-added tax (“VAT”), business tax, and applicable local government levies.

The following factors affect the revenues we derive from our operations.

Maintain our competitive advantages.    Based on our strength in research and development, we can consolidate our market leadership position by continuing to innovate, both in technical tools and the quality of services offered. On one hand, it is noted that the applications under development, which are totally innovative for the market, will enable the potential users to use the services offered very straightforwardly, delivering an unprecedented potential for growth in market contacts. We focus on the needs of the market and provide our customers with personalized and customized products. We have formed our own unique and competitive advantages. However, the market conditions and consumer preferences change rapidly. If we fail to maintain our reputation and competitiveness, customers demand for our products could decline.

Competition.    The market of online reputation management services is very competitive. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service. Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Our business concept is expected to compete with international, national, and regional companies, some of whom may be larger or have significantly greater financial resources than we currently have available.

We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire ORM industry. In order to mitigate the pricing pressure, we have to differentiate ourselves from our competitors based on the value we bring to our customers through the quality and variety of our products and services. If we fail to attract and retain customers in our target markets for our current and future products, we will be unable to maintain or increase our revenues and market share.

Loss of key personnel.    Our rapid growth in revenue was derived from our competitive advantages in our products. We rely heavily on the expertise and leadership of our senior management to maintain our core competence. The loss of the service of any of our key personnel could adversely affect our business, especially Enea Angelo Trevisan, our founder, Chairman and Chief Executive Officer. We have obtained non-compete agreements and confidentiality agreements from our scientist and technique staffs in our research and development departments.

Macro-economic conditions.    Our business, financial condition and results of operations may be materially adversely affected by a challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending. A macroeconomic downturn, which decreases the disposal personal income and reduces the need for software and malware goods, may contribute to decreased sales of our online reputational management products and services.

Impact of COVID-19.    In December 2019, a novel strain of coronavirus known as COVID-19 was reported to have surfaced in China, and by March 2020 the spread of the virus resulted in a world-wide pandemic. By March 2020, the worlds’ economies had been largely shut down by mass quarantines and government mandated stay-in-place to halt the spread of the virus. Since Ealixir is a web-based company, its operations have not been affected by the above-mentioned restrictions, having the employees continued their works remotely from their homes. However, some contracts were suspended since the clients asked to put them on hold temporarily. The contracts were resumed in 2021 (see details below under “Revenues”).

Costs and Expenses

We primarily incur the following costs and expenses:

Costs of revenues.    Cost of revenues consists primarily of specialized employees specializing in information technologies and overhead expenses necessary to deploy products and services in the ORM marketplace. We expect our cost of revenues to increase in absolute dollars as we acquire more significant amounts of complementary technologies and expand our IT staff to support our continued growth. We expect our cost of revenue as a percentage of revenue to maintain stable.

Selling, general and administrative expenses.    Selling, general and administrative expenses consist primarily of compensation expense for our corporate staff in supporting departments, research and development expense, communication costs, welfare expenses, education expenses, professional fees (including consulting, audit and legal fees), travel and business hospitality expenses. We anticipate that our administrative expenses, particularly those related to support personnel costs, professional fees, as well as Sarbanes-Oxley compliance, will increase when we are a senior exchange listed company in the United States.

Income tax expense.    We account for income taxes under the provisions of Section 740-10-30 of the FASB Accounting Standards Codification, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. As Ealixir Inc. had no operating profit or tax liabilities for the years ended December 31, 2021 and 2020, our income tax expense reflects income tax paid.

The following factors affect our cost of revenues and expense.

Price fluctuation and foreign exchange of ORM services.    Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Additionally, we operate in several geographical locations and as such are exposed to three types of foreign exchange risk: transaction risk, translation risk, and economic risk. Although currency markets are stable, we could be impacted by inflation, interest rate fluctuation and recession in coming years.

Prevailing salary levels.    Our cost of revenues is impacted by prevailing salary levels. Although we have not been subject to significant wage inflation in the United States, a significant increase in the market rate for wages could harm our operating results and our operating margin. Our ability to attract, retain, and expand our senior management and our professional and technical staff is an important factor in determining our future success. The market for qualified IT professionals is competitive. From time to time, it may be difficult to attract and retain qualified individuals with the required expertise at a fair wage. An increase in compensation of our scientists and researchers may increase our operating cost.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Revenue Recognition — On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on January 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The Company adopted this standard using the modified retrospective approach on January 1, 2018.

In preparation for adoption of the standard, the Company evaluated each of the five steps in Topic 606, which are as follows: (1) Identify the contract with the customer; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to the performance obligations; and (5) Recognize revenue when (or as) performance obligations are satisfied.

Reported revenue will not be affected materially in any period due to the adoption of ASC Topic 606 because: (1) the Company expects to identify similar performance obligations under Topic 606 as compared with deliverables and separate units of account previously identified; (2) the Company has determined the transaction price to be consistent; and (3) the Company records revenue at the same point in time, upon delivery of services, under both ASC Topic 605 and Topic 606, as applicable under the terms of the contract with the customer. Additionally, the Company does not expect the accounting for fulfillment costs or costs incurred to obtain a contract to be affected materially in any period due to the adoption of Topic 606.

There are also certain considerations related to accounting policies, business processes and internal control over financial reporting that are associated with implementing Topic 606. The Company has evaluated its policies, processes, and control framework for revenue recognition, and identified and implemented the changes needed in response to the new guidance.

Lastly, disclosure requirements under the new guidance in Topic 606 have been significantly expanded in comparison to the disclosure requirements under the current guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, the judgments made in revenue recognition determinations, adjustments to revenue which relate to activities from previous quarters or years, any significant reversals of revenue, and costs to obtain or fulfill contract.

The Company generates revenue from service contracts with certain customers. These contracts are accounted for under the proportional performance method. Under this method, revenue is recognized in proportion to the value provided to the customer for each project as of each reporting date.

Allowance for Doubtful Accounts

We are required to make judgments as to the realizability of our accounts receivable. We make these assessments based on the following factors: (a) historical experience, (b) customer concentrations, (c) customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

Accounting for Stock Based Compensation

Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s Common Stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations.

Plan of Operation

Ealixir intends to hire several new sales and sales support individuals to help generate additional revenue through the use of the Ealixir Removal platform. Ealixir’s sales team will focus on law firms, financial services and advertising agencies to help increase both supply and demand across the Ealixir Removal platform. The Ealixir Removal platform creates three revenue streams for Ealixir. The first is licensing the Ealixir Removal platform as a white-label product for use by law firms. Under the white-label scenario, the user licenses the technology and is responsible for running its own business operations and is billed a percentage of volume run through the platform. The second revenue stream is a managed services model in which the user is billed a higher percentage of revenue run through the platform, but all services are managed by the Ealixir/Ealixir Removal team. The third revenue model is a seat model, where the user is billed a percentage of revenue run through the platform and business operations are shared between the user and the Ealixir/Ealixir Removal team. The goal of the sales team is to inform potential users of the benefits in efficiency and effectiveness of utilizing the end-to-end, fully integrated ORM platform created by Ealixir Removal.

Going Concern

The report of our independent auditor that accompanies our consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, citing our need for additional capital for the future planned expansion of our activities and to service our ordinary course activities (which may include servicing of indebtedness). Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. There are no assurances that we will generate profits from operations. The inclusion of a going concern explanatory paragraph in the report of our independent auditor will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. If we are not successful in generating sufficient revenues or raising additional capital, we may not have enough financial resources to support our business and operations and, as a result, may not be able to continue as a going concern and could be forced to liquidate.

Results of Operations

Comparison of the Nine Months Ended September 20, 2022 and 2021 and Years Ended December 31, 2021 and 2020

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	September 30,				December 31,
	2022		2021		2021		2020
	(Unaudited)
		% sales		% sales		% sales		% sales
Total Revenue	$3,264,039		$2,145,959		$3,534,732		$1,851,534
Cost of sales	723,778	22%	810,633	38%	864,209	24%	438,708	24%
Gross profit	2,540,261	78%	1,335,326	62%	2,670,523	76%	1,412,826	76%

Operating expenses:
General and administrative	1,313,009	40%	970,393	45%	2,739,414	77%	1,417,958	77%
Directors’ salaries	201,634	6%	201,634	9%	10,000	0%	29,622	2%
Personnel – Gross	481,856	15%	116,655	5%	349,781	10%	395,868	21%
Total operating expenses	1,996,500	61%	1,288,682	60%	3,099,195	88%	1,843,448	100%

Profit (Loss) from operations	543,761	17%	46,644	2%	(428,672)	(12)%	(430,622)	(23)%

Other income (expense):
Other income	20,000		0		597,002		(8,091)
Interest expense	(2,131)		(27,142)		1,146		(15,506)
Total other income (expense)	17,869		(27,142)		598,148		(23,597)

Income tax expense	16,869		0		47,626		176,718
Net income/(loss)	$544,761	17%	$19,502	1%	$121,850	3%	$(630,938)	(34)%

Foreign exchange (income) expense	291,633		0		83,578		20,891
Total Comprehensive Income/(loss)	$836,394		$19,502		$38,272		$(610,047)

Weighted average shares of Common Stock outstanding – basic and diluted	47,999,330		44,699,330		40,781,231		36,119,464
Net loss per share of Common Stock – basic and diluted	$0.017425112		$0.00043629		$0.00093847		$(0.0168897)

Pro forma number of common shares outstanding – basic and diluted	47,999,330		44,699,330		40,781,231		36,119,464
Pro forma earnings per share – basic and diluted	$0.017425112		$0.00043629		$0.00093847		$(0.0168897)

Revenues

Revenues were $3,264,039 for the nine months ended September 30, 2022, as compared to $2,145,959 for the comparable period ended September 30, 2021, an increase of approximately $1.1 million or 53%. The increase was primarily due to new agreements signed in 2022 which led to increased accruals for revenues for the services “Story”, “Removal” and “Newsdelete”, as well as continued marketing efforts to support e-commerce activities.

Revenues were $3,534,732 for the year ended December 31, 2021, as compared to $1,851,534 for the year ended December 31, 2020, an increase of approximately $1.7 million or 91%. The increase was primarily due to new agreements and to old agreements which were put “on hold” in 2020 due to COVID-19 restrictions the combined effects led to increased accruals for revenues, mainly for the services “Removal” and “Newsdelete” in the first two quarters of 2021.

Cost of Sales

Cost of sales was $723,778 for the nine months ended September 30, 2022, as compared to $810,633 for the comparable period ended September 30, 2021, a decrease of approximately $0.1 million, or 11%. The decrease was primarily due to a reclassification in advertising and promotional expenses, which in 2021 are reported under “General and Administrative Expenses” line. Cost of Sales was $864,209 for the year ended December 31, 2021, as compared to $438,708 for the year ended December 31, 2020, an increase of approximately $0.4 million, or 49%. The increase was primarily due to commercial fees, as per the increase in sales and cash receipts.

General and Administrative Expenses

General and administrative expenses were $1,307,377 for the nine months ended September 30, 2022, as compared to $970,393 for the comparable period ended September 30, 2021, an increase of approximately $0.3 million, or 26%. The increase was primarily due to professional fees, accounting for 9% of total professional fees, for hiring a specialized team of consultants in charge of developing legal compliance, accounting procedures and auditing best practices.

General and administrative expenses were $2,749,741 for the year ended December 31, 2021, as compared to $1,417,958 for the comparable year ended December 31, 2020, an increase of $1.3 million, 94%. The increase was primarily due to the increase in company activity since the incidence on sales is almost the same for both years (78% vs 77%).

Net Income

The net income from operations for 2021 was $121,850 or 3.4% of sales as compared to a net loss of $ (630,938) for the comparable period of the prior year, or -34% on sales. The loss from operations includes impairment expense of $400,000, occurred on the closing of Ealixir Services in Ireland and the resulting non-admittance of the assets of that company in the resulting new company, Ealixir Inc., under US GAAPs rules. The operating loss is attributable to the focused effort in creating the organization required to move forward with our Ealixir and Ealixir Removal network business. In 2021, despite the gross operating loss, we recorded net operating income of 121,850, or 3.4% on sales, for the positive effect that the sale of participations (Ealixir CH, Ealixir Italy and Ealixir RD), which accounted for $ 597,002 of other revenue (non operating), had on the net operating income.

No benefit for income taxes is provided for in the reported periods due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our data collection and analysis including Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research services.

Foreign Exchange

Foreign exchange (income) expenses Due to its significant impact, a mention is to be added to the exchange income/loss reported. Within Ealixir Group we have Ealixir USA and Ealixir Inc which report in USD, while Ealixir Hispania and ELAB report in EUR. In addition, we have clients in Europe with agreements in EUR and clients in USA with agreements in USD. As a result, when we finalize payments and recognize proceeds, the two streams of currencies can cross to each other, thus resulting in a misalignment in the EUR and USD operating cash-flows. Therefore, we sometimes need to settle payments in USD by using the collections in EUR, and vice versa. These misalignments generate foreign exchange income and losses, which are automatically recorded in our ERP, at the end of each reporting period. In addition, we experienced a strong fluctuation of EURUSD in the last two years: after falling from $1.2275 at the start of 2021, EUR/USD started 2022 at $1.1375. The pair rose to a high of $1.1495 in early February before steadily dropping to a low of $1.0380 on 13 May. Such fluctuations generate exchange rate gains and losses either when the settlement of the transactions occur (collections and payments) and when there is the closing of a reporting period (December of each financial year); in these occasions, the gain/loss differences are merely of accounting nature, since they do not originate from cash settlements, but only from the revaluation of the unsettled balances.

Liquidity and Capital Resources

Ealixir had in the past years a history of operating losses, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2020.

Our principal liquidity requirements are for working capital to fund our operating expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from operations, and equity placements, along with minor financing from the major stockholder (0.1 million). As of September 30, 2022, December 31, 2021 and 2020, we had $84,366, $331,523 and $74,467 of cash and cash equivalents, respectively.

Ealixir did not incur gross losses for the nine months ending September 30th, 2022 and our margins are higher than in 2021 and 2020. The negative operating cash flows is due either to an unexpected decrease in collections and to the settlement of the mentioned professional fees for listing; therefore, we believe that our cash flow from current operations, eventually supported by the expected resumption in the collections of some overdue, will be sufficient to meet our commitments and fund our planned operations for the months to come, although this estimation assumes that we do not face unexpected events, costs, or contingencies, any of which could adversely affect our liquidity and cash requirements.

Ealixir Privacy Services Ltd was incorporated in Ireland, which was merged into Ealixir, Inc. in May 2020. Our Company commenced operations in 2018 and was initially funded by Enea Angelo Trevisan our founder, who has made demand loans to our Company that have been fully repaid. Since 2020, we have relied on equity financing from outside investors to supplement our cash flow from operations and expect this trend to continue in 2023, while the cash flow from our marketing operations is expected to become more substantial.

Recent Financings

We have completed various other financings as described under the Notes to Consolidated Financial Statements.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

BUSINESS

Overview and Recent History

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have, what we have termed, the “right to be forgotten”. In other words, this means the right of an individual or a company to have removed from the internet outdated negative information or harmful spurious content. We support a more professional and accurate internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union, as well as other regulations.

We believe in and enforce our customers’ “right to be forgotten”, that is the lawful right of an individual or a company to remove from the internet outdated negative information or harmful content, first enshrined in law in the European Union by Directive 95/46/EC in October 1995. We intend to enhance the image, legacy and the web-reputation of our customers by creating positive links and original customized content, which is then disseminated online through a network of newspapers, agencies and websites with whom we work. We aim to achieve this goal by providing seven distinct but synergic services: Ealixir Removal, Ealixir Story, NewsDelete, WebID, RepScore, Ealixir Analytics and Ealixir Event Launch, each of which is explained below.

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was July 8, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

Between August 3, 2020 through April 30, 2021 we undertook two offshore private offerings of our Common Stock wherein we sold an aggregate of 271,200 shares of our Common Stock for gross proceeds of $678,000 ($2.50 per share) to 22 investors.

Our Company

Ealixir, Inc. is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have, what we have termed, the “right to be forgotten.”; In other words, this means the right of an individual or a company to have removed from the internet outdated negative information or harmful spurious content. We support a more professional and accurate internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having to the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union, as well as other regulations.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry. Our objective is to provide protection for the reputation of our clients on websites and search engines by drafting and correcting inaccurate information, filtering harmful or negative information and misinformation from social engines, and by managing the online status of individuals, brands and companies. Furthermore, we aim to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through an extensive network of newspapers, agencies and websites with whom we work.

As a company we will continue to advocate our philosophy of the “right to be forgotten” helping individuals, SMBs and others fight back against outdated negative information and harmful spurious content online, and we strive at being subject matter professionals at what we do.

We have developed, and aim to continuously improve, proprietary technological tools to enhance the effectiveness of our services, including an algorithm capable of analyzing 90 million pieces of information in a tenth of a second so as to quickly monitor all sources of news related to the inquiries requested.

Our employees include computer science specialists, web analysists, and digital media or communication strategists, supported by a legal specialist specialized in privacy laws. We also maintain relationships with a data analysis search engine and data banks with whom we work on the deindexation of harmful and unwanted content and links.

By our choice and not by legal obligation, as a policy, we do not work with those who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. Moreover, before working with any client, as a policy, we request their FBI criminal record and do not take a client on unless we receive a clean report.

Furthermore, any proposed new client must be reviewed and approved by our Ethics Committee. The committee is chaired by Dr. Antonio Valentini, former Governor of the Central Bank of San Marino, Italy.

The internet and its various platforms have we believe become a new media battlefield which can be used to destroy brand and reputation. Our purpose as a company is to provide protection against these unwarranted and often spurious attacks, through a technical approach to permanent content removal. We have witnessed the repercussions that negative online content can bring to both businesses and individuals and fight to give our clients back control over their online presence.

Our principal offices are located at 40 SW 13th Street, Penthouse 1, Miami, Florida 33130. And our phone number is 305-958-3438. Our website is www.ealixir.com.

Our Services

Ealixir offers its individual and corporate clients a full suite of ORM solutions. To compliment the removal of negative content and online spurious content, we offer synergistic services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our products and services include: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics, Ealixir Event Launch and RepScore.

We currently offer seven services to individuals and businesses, including:

•        WebID is a detailed report of all online content relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. Through our social listening tools we can measure online conversations on over 90 million sources; identify critical issues; and advice on what we believe would the best strategy to address them. Our service is completely based on artificial intelligence, thus working with aseptic accuracy and without subjective determinations. To do this, we evaluate the textual content of search results, including in the “News” or “Images” section. We analyze the suggestions and correlated research associated with the client and the trending topics around which the main discussions about the client are developing. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters. WebID is often the initial step in our customer relationship, leading then to the provision of one or more of our more specific, and more value added, services.

•        Ealixir Removal — Leveraging and enforcing the public’s rights under privacy laws, this service aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information. We begin by conducting a thorough search (including by utilizing an algorithm capable of analyzing 90 million pieces of information in a tenth of a second) to identify content relating to the customer. We then prepare a report, where we set out our findings and in particular those links and content which is harmful to the client’s reputation. Once we have agreed with the customer on what negative content should be removed (and can be removed, taking into consideration certain legal and regulatory constraints), we contact the source responsible for the content and we initiate the request for the removal. While this process is on-going, the customer can monitor the progress of the effort in real time, by accessing a private monitoring area on our website (www.ealixir.com) which is accessible from mobile and fixed devices. We also send regular email alerts to update on the results achieved (for example: each time an unwanted link has been removed). Ultimately, the unwanted contents and links are deleted, de-indexed or modified. Once removed or de-indexed, links can no longer reappear or be prioritized once more.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, it becomes apparent the need to replace the content which was removed with new and positive content. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by a several outlets (in most instances, without any “sponsored content” legend or equivalent label). To achieve this, we begin by employing our algorithms to determine what topics are trending in the jurisdiction of residence or of interest to our client, and we aim to find a match for areas on which our client can be considered an expert or in any event his or her opinion would be considered relevant. We then procure one of more articles to be written on the topic (or topics) and within each such article our client is featured as a relevant expert or subject. We work with over 1,250 online news outlets, newspapers and content providers who receive compensation to host the agreed-upon content, which in turn is created by a team of over 250 professional journalists across the world, covering six languages. All such media outlets have a domain authority (“DA”) and page authority (“PA”) score of 60 or above, with DA and PA being the two index used by Google to measure the credibility of a media source, thereby insuring excellent SEO positioning. Due to the number of such outlets and their credibility, these stories and contents are often thereafter independently picked up by other news outlets and the positive reputation of the client further spreads online in an organic manner. The final result we aim to achieve is the creation of positively trending web reputation for the client as an expert or reputable source within certain professional sectors, supported by the quality of information conveyed, the number of credible and authoritative websites on which it is hosted, and the number of new positive-trending links appearing on the internet. Once this process is completed, we use our WebID service, at no additional cost for the client, to measure the improvement in the client’s web reputation.

We believe this service to be more effective than what could be achieved by competing providers such as from PR agencies due to the fact that the positive content is contained in, and delivered by, news features and articles carried by reputable outlets. As a result, it is likely to generate more genuine and persuading engagement with the readers. Additionally, the credibility of the initial article often leads other outlets to independently pick up and further spread the story. Such spread of positive links tends to offset and drown out any residual (or future) negative links that may appear.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases such as World-Check (a privately managed database of PEPs) and heightened risk individuals or organizations, used around the world to help to identify and manage financial, regulatory and reputational risk), Dow Jones Compliance and LexisNexis, or government lists such as the OFAC sanction list. Banks, financial institutions and many other enterprises regularly consult these databases when determining whether to do business with prospective customers. We are often engaged to provide this service as a follow-up to the work we have carried out through Ealixir Removal. Except in the case of PEPs, we are normally able to procure the removal of the client’s name from World-Check or at least a modification of the information on such client contained therein.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities working in these structures. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed, we are able to cross words and sentences in order to identify trends in audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. We work with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        RepScore is our latest offering which is currently under development. It is designed to offer an immediate and broad overview of a person’s or company’s web reputation. Through our algorithm which, as mentioned, allows us to filter through 90 million pieces of information in a tenth of a second, we scan the internet to determine the sentiment which is mostly associated with our client. We then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment). The service is available at no charge, by downloading an application from the AppStore, available in 6 languages. The aim is to provide prospective customers with an immediate and user-friendly tool to obtain an accurate awareness of the sentiment associated with its web reputation, which then offers us an opportunity to promote our more value-added services. We expect this service to available to our new and existing customers in 2024.

Industry Overview

The online reputation market is a young and growing sector, because its growth is related to the growth of online content, as well as other factors, and thus in our view difficult to quantity. In addition to the growth of online content, and outlets for producing online content, the growth the ORM industry is related primarily to two factors: (a) legislation enacting or enhancing an individual right to be forgotten or right to have unwanted content removed and (b) consumers’ awareness that such rights exist and solutions for ORM can be successfully pursued.

Online reputation management statistics for 2022 provide an indication of the potential size of this market.

•        85% of consumers trust online reviews as much as personal recommendations.

•        Nearly 3 out of 4 consumers trust a company more if it has positive reviews.

•        60% of consumers say that negative reviews made them not want to use a business.

•        49% of consumers need at least a four-star rating before using a business.

•        Consumers read an average of 7 reviews before trusting a business.

•        97% of consumers search online for local businesses. 12% of consumers do so on a daily basis.

•        Every additional one-star Yelp rating results in an increase in a business’s revenue as high as 9%.

•        Reviews that only gave 1 or 2 stars failed to convert 86% of prospective customers.

•        Americans report telling more people about poor service (15 people on average) than about good experiences (11).

Search engine optimization (SEO) statistics

•        Only 5% of people look past the first page of Google.

•        65% of consumers trust online search engines the most when researching a business.

•        A page that ranks number one on Google generally gets 31.7 percent of the traffic.

•        Google controls 75.34% of global desktop search traffic. Bing is number two at 9.94% of search engine market share.

•        The two most important factors used by Google to determine search rankings are: high-quality content and link building.

•        “Best” and “right now” mobile queries have grown by over 125% in the last two years.

Wikipedia statistics

•        Wikipedia is on the first page of Google search results more than 50% of the time.

•        Wikipedia ranks for as many as 99% of all search queries.

•        Wikipedia appears in Google’s featured snippets 10 times more than any other website.

•        Wikipedia articles have an accuracy rate of 80% compared with 95-96% accuracy within other sources.

•        Less than 13% of Wikipedia contributors worldwide are women.

Recruiting and employment statistics

•        95% of businesses use social media in their recruiting process.

•        Online social recruiting is rising in HR departments, having grown 54% in the past five years.

•        73% of companies consider LinkedIn the most effective site for finding qualified candidates.

•        Up to 69% of job seekers reported they would reject a job offered by a company with a bad reputation, even when unemployed.

•        If offered an increase in compensation of as much as 100%, 30% of the job seekers would still reject a job offer from a company with a bad reputation.

Social media statistics

•        The average consumer mentions brands 90 times per week.

•        87% of people do comparative shopping for every purchase they make and shop on multiple channels.

•        The purchase decisions of 78% consumers are influenced by social media posts.

•        54% of people use social media to research products.

•        71% of consumers who have had a positive experience with a brand on social media are likely to recommend the brand to their friends and family.

•        39% of customers only trust brands if they have interacted with them on social platforms.

•        76% of American consumers purchased a product after seeing a brand’s social post.

•        Videos are the #1 branded content used by marketers. Nearly 93% of marketers say they have gained a new customer thanks to videos on social media.

•        86% of B2B organizations prefer LinkedIn for social media marketing, while 98% of B2C companies report using Facebook.

Corporate social responsibility statistics

•        92% of consumers have a more positive image of companies that support social issues and environmental efforts.

•        63% of the public would give socially responsible businesses the benefit of the doubt during a crisis.

•        87% will purchase a product because a company advocated for an issue they cared about.

•        66% of consumers are willing to pay extra to patronize companies that are committed to CSR.

•        3.2X increase in trust when a company’s reputation score goes from average to excellent.

Cyber-security statistics

•        More than 75% of attacks are initiated by email (Round Robin, 2020)

•        Most consumers have experienced cybercrime, with around one in three reporting cybercrime in 2020. (Norton, 2021)

•        The FBI received more than 2,000 cybercrime complaints daily in 2020. (FBI, 2020)

•        The healthcare industry expects to spend nearly $125 billion on costs related to cyber-security between 2020 and 2025. (Cybersecurity Ventures, 2020)

•        58% of adults are more worried than ever about being a victim of cybercrime. (Norton, 2021)

•        53% of adults say they are unsure how to protect themselves against cybercrime. (Norton, 2021)

•        41% of people do not think their accounts are valuable enough to be worth a hacker’s time. (LastPass, 2020)

•        60% of users are willing to sacrifice their online privacy in exchange for the convenience of the internet. (Norton, 2021)

We compete for these opportunities with a number of other providers. See: “Business — Competition”

Our Competitive Strengths

Our competitive strengths are comprised of the following elements:

•        Full suite of solutions.    Ealixir offers its individual and corporate clients a full suite of online reputation management solutions. To compliment the removal of negative content and online defamation, we offer synergistic services to promote your positive online reputation and improve search results: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics, Ealixir Event Launch and RepScore. We expect to combine all of our current technology solutions into an integrated synergistic platform to provide individuals and companies a fully integrated reputation management offering.

•        Highly relevant and targeted stories.    Through Ealixir Story our algorithmic audience segmentation technology, we deliver targeted stories to high value audiences at opportune times. These audiences can be segmented across a broad spectrum of behavioral and demographic attributes.

•        Experienced management team.    We have a management team with deep operational experience in technology, artificial intelligence, software development, e-commerce, digital marketing, public relations and customer experience.

•        Deep data analytics.    We gather vast amounts of data related to our clients online behavior and curate such online reputational management programs that provide valuable and actionable insights. These reports improve visibility into the client journey, enabling individuals and companies to measure and optimize their online presence while increasing their reputation credit value.

•        Sophisticated machine learning technology.    Our sophisticated machine learning technology anonymously predicts and updates the interests of consumers on sites where we place our services. We use our database of over 500 million machine profiles to develop audiences for our clients that are look- alike matches for actual purchasers of our clients’ products.

Our Growth Strategy

The primary elements of our growth strategy include:

•        Expand Our Product Offerings and Partnerships.    We believe we have a significant opportunity to leverage our current position within the online reputation management services vertical to bring future products to market. Moreover, we maintain a corporate culture that encourages new, innovative product development which we believe will result in the creation of products that will attract new customers. We also plan to grow with select partnership opportunities where the Ealixir brand fits.

•        Expand salesforce to acquire new customers and online advertisers.    We intend to increase our salesforce to expand our existing partnerships with leading online brands to aggressively activate new online partnerships and new brand advertiser relationships.

•        Expand Across Our Existing Customer Base.    We believe there are significant opportunities to continue to expand our relationships with existing customers. Every Ealixir product is designed to fit into a larger product ecosystem, which we believe allows us to build brand recognition and consumer loyalty across multiple products, providing us with the ability to sell other Ealixir products to our current customer base.

•        Expand Our Global Reach.    We believe there is significant potential to continue to grow our business in international markets because of how our products address demand for online reputation management services. We have established a strong presence in several key international markets such as Europe and Latin America, and continue to focus our revenue model in the United States. We expect to enter new international markets in the future, while continuing to expand our footprint in existing markets.

•        Focus on SMBs.    We believe that there is a significant opportunity for an online reputation management technology solution for SMBs seeking to improve their online reputational value without dealing with the many challenges of disjointed reputational programs that offer little end results. We intend to heavily market our platforms to SMB including professional organizations, online service organizations, and media outlets.

•        Maintain innovation.    We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy-to-use self-serve platforms for SMBs, and continued development of AI-enhanced marketing technologies, including, but not limited to, technology for syndicating customized rich media content and reputation management solutions based on consumer profiles and behavior.

We are also continually striving to improve the quality of our services. To this end, artificial intelligence technologies are of interest to us as they may enable us to further enhance the speed and accuracy of a search on the internet for negative links or unwanted content or identify trending topics on which to elaborate our Ealixir Story content. Deep tech (and in particular data analytics and event stream processing) are also of interest to us, as streaming enables a real time elaboration of data, or a quicker response to specific events, the generation of more timely news alert, and in general allows a more tailor-made and responsive content.

Competition

The ORM industry is highly competitive and fragmented. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service.

Our industry is often affected by changes in national, regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; and disposable purchasing power. Our business concept is expected to compete with international, national, and regional companies, some of whom may be larger or have significantly greater financial resources than we currently have available.

We compete with a number of other companies in the web reputation market, such as:

•        Reputation.com

•        Terakeet

•        Repair Bad Reputation

•        Internet Reputation.com

•        Brand Yourself

We also compete with traditional public relations and communication agencies. However, we believe that none of these competitors offers the breadth of the services we provide. While some of them focus on the removal of unwanted internet links, and other manage promotional campaigns, we believe that few, if any, of them can match the scope, depth and reach of our services, commencing from a thorough assessment of the nature of the web content relating to our client, to targeted link and content removal: the creation of new and tailor-made web content; and the removal of information from databases and so called “blacklists”.

Pricing; Sales and Marketing

Pricing

The Company provides its “Removal” service, aimed at the cancellation or the deindexation of the harmful or undesired links. The service is provided for the benefit of the client’s online reputation. Ealixir does not offer a monitoring service over the time, once the deindexation or the cancellation occurred. As a consequence, no subscription plan is offered.

Since each client needs a tailored service, the Company agrees on rates on a customized basis. In doing so, reference is made to the following pricing schedule:

•        WebID — $5,000

•        Ealixir Removal — $1,500 per link on average

•        Ealixir Story — Three packages at $50,000; $100,000; and $150,000, respectively. The packages differ from each other in the number of items and geographic area of reference

•        News Delete — $25,000 each black list.

•        Analytics — $500,000 starting price. It depends of the structure of the project.

•        Event Launch — $150,000 starting price. It depends of the structure of the project.

The Ealixir Story pricing depends on the length, depth and complexity of the client’s story and the news media outlets to which it is distributed.

Each for our services has a different price structure and applicable terms.

Customers of our Ealixir Removal service pay a price which varies depending on the scope of the service required (volume of links to be removed and estimated length of time which we expect will be required to complete the project). Once the objectives of the contract have been met, our agreement with the client terminates.

Customers of our NewsDelete service are similarly provided with a particular price contingent on the specific scope of work required. Frequently customers for this service are simultaneously, or have been previously, customers of the Ealixir Removal service, since the two services are synergic, with NewsDelete constituting the last stage in the removal of unwanted information from the internet and other databases. Our fees for this service tend to be higher than for those payable for the Ealixir Removal due to the complexity of the effort required.

The price for our Ealixir Story service also depends on the scope of the campaign we are instructed to develop on behalf of the client; the number of news outlets and content providers to be involved and their profile.

On the other hand, our WebID service is offered at fixed price, which as of the date of this prospectus is USD 5,000. While the intensity of the efforts required will vary depending on the notoriety and complexity of the customer’s profile, we believe it is important to provide this service at a reasonable price, given that it is often the first instance in which our assistance is sought by client, leading then to the sale of our broader and premium services.

When entering into an agreement with our customers, we aim to clearly set out the objectives which we deem are achievable, to establish realistic expectations regarding the outcome of our work. We are then so confident about our ability to meet those objectives that we offer a money back guarantee to any customer who is not satisfied with the results we achieve. As of the date of this prospectus, and since the date of inception of our operations, no customer has exercised the right to be reimbursed.

Sales and Marketing

Our services are promoted through a network of independent contractors spread across the countries where we operate. Such independent contractors are paid a commission of up to 20% on the revenue generated by the customer relationships they have procured to the Company.

Most of these agents operate through a variety of traditional channels (including online), while others have been chosen due to the breadth of the personal relationships they have established with high-ranking individuals and other public figures, and therefore their effectiveness in reaching a key target audience for our service.

Our services are mostly targeted at corporations and individuals with high net worth and/or a public profile and are priced accordingly. Therefore, we do not employ mass-marketing tools and strategies, but instead rely on targeted marketing efforts, including through social media or professional networking sites (such as LinkedIn). To date, we have also benefited from recommendations and referrals from satisfied customers.

Intellectual Property

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, to date which we maintain as trade secrets and without being published for patent protection. We have developed an internal trade secret policy to protect our economic value and competitive advantages.

Although the success of our services relies significantly on proprietary algorithms which we have developed and continue to improve, we may are considering whether it would be in our best interest to obtain any patent protection in the future.

Trade Secret Policy

When we refer to a trade secret, we mean that a trade secret is information that is confidential information of the Company and determined among other things by applicable law and company practice. Examples of information that could be considered a trade secret include information such as, but not limited to, formula, pattern, algorithm, compilation, program, method, technique, customer lists, data sets or compilations, product road maps, pricing schedules, failed experimentation, or manufacturing processes.

Information qualifying as a trade secret shall be identified as such by Company’s Intellectual Property (IP) Committee and those employees authorized to access the trade secret shall be responsible for maintaining its secrecy.

Factors that weigh into the consideration as to whether information should be considered a trade secret or Company confidential information or alternatively protected under other forms of IP are as follows:

•        extent the information is known outside the business;

•        extent the information is known inside the business;

•        extent of measures that are used to guard the secrecy of the information;

•        ease or difficulty to reverse engineer;

•        value of the information to company and competitors; and

•        effort/cost to develop information.

Trade Secret Storage

Our policies regarding trade secret storage include the following:

•        Identification and Description of Trade Secret:    Once information has been identified as a trade secret, the Company IP attorneys prepare a brief description of the trade secret. This ensures the description of the trade secret is protected under attorney-client privilege.

•        Protective Measures:    Trade secrets are maintained and protected in a manner that is greater than that of Company confidential information. Trade secrets are generally segregated from other Company confidential information and only accessible through a Company-controlled network and not generally through any other network, cloud storage, or other network.

Employees

We currently have 21 full time employees, including our executive officers. Key employees include 1) Enea Angelo Trevisan: Chairman of the Board and President; 2) Suneel Anant Sawant: Chief Executive Officer and Director; 3) Bruno Polistina: Chief Financial Officer; 4) Francesco Mazza: Director and Head of Communications; and 5) Danila Edj Pisati Trevisan: Vice President of Human Resources. We believe that the internal climate and the relationships among our employees are excellent. Our success also depends on our ability to hire qualified people as representatives, particularly on the local sales side. We believe there are numerous quality people to choose from throughout our area of targeted expansion.

Properties

Our principal place of business is located at 40 SW 13th Street, Penthouse 1, Miami, Florida 33130. Our telephone number is (786) 856-0358. This space is a business suite and consists of 2,150 sq ft, for which we pay a monthly rent of $ 6,809 and $7,013, from July 1, 2021 to June 30, 2022, and July 1, 2022 to June 30, 2023, respectively, pursuant to a lease that terminates on June 30, 2023, with an option for us to extend for an additional 2-year period with 3% increase on base rent. We have begun expanding our operations in order to centralize our expansion into the US by utilizing this location as our principal center of operations.

Since May, 1st , 2018, our principal office in Europe is located at Avenida Josep Tarradellas, 38, 08029, Barcelona (SPA), which consists of 250 sqm and for which we pay a monthly rent of € 1.489,55, on a monthly basis.

We believe that our office space is sufficient for our current business, since we have extensively implemented a remote working policy, in order to foster the best work-life balance for our employees.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

Corporate Information

We are a multinational technology company which manages, protects and shapes the digital identity of individuals and corporations. To date, we have conducted our business operations and generated corresponding revenues in 28 countries and, as of the date of this prospectus, we have served over 500 customers, providing an around the clock (24 hours) customer service.

We are a holding company operating through three separate wholly owned companies, Ealixir USA Inc., Ealixir Hispania and ELAB Hispania. Below is a chart of our corporate structure:

We believe in and enforce our customers’ right to be forgotten, that is the lawful right of an individual or a company to remove from the internet outdated negative information or harmful content, first enshrined in law in the European Union by Directive 95/46/EC in October 1995. We intend to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through a vast network of newspapers, agencies and websites with whom we work. We aim to achieve this goal by providing seven distinct but synergic services: Ealixir Removal, Ealixir Story, NewsDelete, WebID, RepScore, Ealixir Analytics and Ealixir Event Launch, each of which is explained below.

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol “BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was July 8, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

Between August 3, 2020 through April 30, 2021 we undertook two offshore private offerings of our Common Stock wherein we sold an aggregate of 271,200 shares of our Common Stock for gross proceeds of $ 678,000 ($2.50 per share) to 22 non-U.S investors.

REGULATION

Because we operate our business in numerous countries through referrals of potential customers by our agents we are subject to a number of laws that affect companies doing business on the Internet. Due to the increasing popularity of the Internet and the growth of online services, over the years governments around the world have adopted laws relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights. But these same norms to which are business is subject provide also the business opportunity which the Company was established to pursue.

In 1995, the European Union adopted Directive 95/46/EC, where Article 12 provided the first legal base to Internet protection for individuals, commonly known as the “right to be forgotten”. In 2012, the European Commission introduced a draft European Data Protection Regulation to supersede that 1995 directive, which included specific protection in the right to be forgotten in Article 17. A right to be forgotten was replaced by a more limited right of erasure in Article 17 of the version of the GDPR that was adopted by the European Parliament in March 2014 and which became EU law in April 2016 (EU Regulation 679/2016, commonly known as GDPR). These norms are in turn supported by or enhanced by national legislation adopted by European governments, including but not limited to:

•        France: Articles 40 (right to erase) and Article 38 (right to defeat) of French Law No. 78-17 of January 6, 1978

•        Germany: Section 35 (Right to erasure) and Section 58 (Right to rectification and erasure and to restriction of processing) of BDSG (Bundesdatenschutzgesetz) of July 5, 2017

•        Russian Federation: the Data Protection Act No. 152 FZ dated July 27, 2006 (DPA)

•        United Kingdom: Articles 7 and 11 of Legislative Decree no. 196/2003 (Privacy Act)

In 2019, the European Court of Justice ruled that EU Regulation 679/2016 cannot be employed to compel internet operators (such as Google) to respond to removal requests outside of the EU. Therefore, outside of the EU, we rely on national legislation (or recent jurisprudence and case law interpreting local constitutional provisions) to support a customer’s request to have certain internet content removed or de-indexed. Examples of such national privacy regimes include:

•        Brazil: Article 18 of the LGPD (General Data Protection Law) (August 14, 2018)

•        Chile: Article 12 of Law 19.628, on the Protection of Private Life (August 28, 1999)

•        Colombia: Law 1581 of 2012 on the General Regime for the Protection of Personal Data

•        Costa Rica: Article 7 of Law No. 8968, of the Data Protection Law (July 7, 2011)

•        Mexico: the Federal Law on Protection of Personal Data in Possession of Private Parties (July 5, 2010)

•        Nicaragua: Article 9 of Law No. 787 (Personal Data Protection Law)

In the U.S., currently there is no federal law or regulatory requirement protecting the right of removal of personal information from search results or databases. Proposals for right to be forgotten laws have been made at various states’ legislatures, but no such law has been passed yet, as of the date of this Prospectus. However, laws relating to the liability of providers of online services for activities of their users are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users.

In addition, several other federal laws could have an impact on our business, including the Digital Millennium Copyright Act, which has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Children’s Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

In addition, our operations are subject to stringent and complex federal, state and local laws and regulations governing the environmental, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations on our operations, including (i) the acquisition of a permit or other approval before conducting regulated activities: (ii) restriction of the types, quantities and concentration of materials that can be released into the environment; (iii) the application of specific health and safety criteria addressing worker protection; and (iv) the imposition of substantial liabilities for pollution resulting from our operations.

Also, our business plan will be driven in material part by our ability to enter into contracts funded by federal, state, and local governmental agencies. Our contracts with these governmental agencies would generally be subject to specific procurement regulations, contract provisions and a variety of socioeconomic requirements relating to their formation, administration, performance, and accounting and often include express or implied certifications of compliance.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

Set forth below is information regarding our current directors and executive officers as of the date of this prospectus:

Name	Age	Position
Enea Angelo Trevisan	51	Chairman of the Board and President
Suneel Anant Sawant	58	Chief Executive Officer and Director
Francesco Mazza	40	Director
Venkatesh Patrachari	58	Director
Bruno Polistina	59	Chief Financial Officer

The above listed officers and directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board are filled by majority vote of the remaining Directors. Officers serve at the will of the Board.

Enea Angelo Trevisan is the founder of the Company. He was our Chief Executive Officer from March 2020 to April 2022 and has been serving as our Director and President since July 2020. In April 2022, Mr. Trevisan resigned his position as Director and Chief Executive Officer. In October 2022, he resumed his position as President and became Chairman of the Board. He held similar positions with our predecessor company, Ealixir Privacy Ltd., a Republic of Ireland corporation, since March 2018. Prior to that, he was the founder of Gemina Foundation, a non-profit company which focuses on child and elderly health from 2016 to 2018. From 2013 to 2014, he served as President of Sofiswiss SA, an entity specialized in asset protection. Mr. Trevisan received a degree in Business Economics from Bocconi University, Milan, Italy, in 1994. He devotes substantially all of his time to our business affairs.

Suneel Anant Sawant has been serving as our Chief Executive Officer and director since April 2022. Mr. Sawant also has been serving as Sr. Executive Databoss Inc. since 2012. Mr. Sawant received his B.E. degree in Electronics Engineering from TKIET Shivaji University India and M.S. degree in Masters Computer Scim from the New York Institute of Technology.

Francesco Mazza has been serving as our director since September 2019 and our Chief Strategy Officer since September 2020. He is mainly responsible for identifying and developing new business opportunity, elaborating communication strategies and overseeing certain services we provide. In addition to his positions with the Company, Mr. Mazza has been serving as Creative Director at Bale Entertainment, Italy, since June 2017, where he creates internet content for that company’s clients. Prior to that, he wrote and produced documentaries and short films that have been broadcasted and awarded internationally. From January 2001 to December 2012, he worked as TV writer and producer. Mr. Mazza received his Bachelor of Fine Arts degree from New York Film Academy.

Venkatesh Patrachari has been serving as our director since April 2022. He also has been serving as Senior Service Engineer of Microsoft Corporation since 2021. Prior ro that, Mr. Patrachari served as Principal Member of Technical Staff AT&T from 1995 to 2021. He has more than 10 years of experience as a Solaris System Administrator and Infrastructure Design Engineer, providing support for server, network, storage, backup administration and middleware. Also, he has approximately 5 years of experience as Software Administrator, mananaging and operating environments for source control, software change control, release management, building and installation of software packages as well as 5 years of extensive experience in database applications, software development, integration, and testing. Mr. Patrachari received his B.E. degree in Electrical Engineering from R.V. College of Engineering, India and his M.S. degree in Computer Science from New York Institute of Technology.

Bruno Polistina has been serving as our Chief Financial Officer since February 2022. From February 2021 to November 2021, Mr. Polistina served as Chief Financial Officer of Kolinpharma S.p.A, where he oversaw general ledger, subsidized investments, and cash-flow management. Prior to that, he was Chief Financial Officer of DEX-KO Group in Italy from January 2018 to January 2021, where he was mainly responsible for coordination of statutory accounting and reports. From August 2014 to December 2017, he was Business Consultant at NINA REIT LLC, where he was responsible for delivering investment opportunities in real estate, optimization of tax obligations and insights to corporate and private investors, and ensuring the timely and accurate production of periodic reports to investors. From

March 2008 to July 2014, he was Chief Financial Officer of Trevi Group in United Arab Emirates and Thailand, where he supported senior management of Trevi Group companies in Middle East and Far East with investments planning. Mr. Polistina is fluent in five languages and his experience as Chief Financial Officer and Finance & Accounting manager in several multinational companies allows him to develop an international business vision. He is also a professional with approximately 25 years of experience in managing issues related to various listing processes related to start-ups, with an extensive knowledge of the US GAAP accounting principles. Mr. Polistina received his degree in Business Economics from the University Federico II of Naples (Italy).

Board Composition and Director Independence

The number of members of our Board will be determined from time to time by resolution of the Board. Currently, our Board consists of four (4) members. Our directors hold office until the earlier of their death, resignation, retirement, disqualification, or removal or until their successors have been duly elected and qualified.

Director Independence

Prior to the closing of this public offering, our Board will be composed of a majority of “independent directors” as defined under the rules of the Nasdaq. We use the definition of “independence” applied by the Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq listing rules provide that a director cannot be considered independent if:

•        the director is, or at any time during the past three (3) years was, an employee of the company;

•        the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•        the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•        the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•        the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that [_____] are all independent directors of the Company. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board

Pursuant to Nasdaq listing rules, we will establish three standing committees-an Audit Committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee and a Nominating and Governance Committee. Each such committee of the Board has or will have the composition and responsibilities described below. Each Board committee is expected to operate under a written charter to be adopted by our Board, a copy of which will be available on our website upon the consummation of this offering. Our Board may from time to time establish other committees as and when required so as to facilitate the management of our business.

Audit Committee

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC.

The members of our Audit Committee are [___]. [___] serves as chairperson of this committee.

Compensation Committee

The Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual Compensation Committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are [___]. [___] serves as chairperson of this committee.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become Board members; recommending to our Board the persons to be nominated for election as directors and to each Board committee; developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our Board.

The members of our Nominating and Governance Committee are [___]. [___] serves as chairperson of this committee.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

Our Board plans to adopt prior to the consummation of this offering a Code of Ethics and Business Conduct that is applicable to all of our employees, executive officers, and directors of the Company (the “Code of Conduct”). The Code of Conduct is available on our website at https://www.ealixir.com/wp-content/uploads/2021/02/Ealixir_Code_of_Ethics.pdf.

Information contained on or accessible through our website is not a part of and is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and governance committee of our Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

The following is a discussion and analysis of the compensation arrangements for our named executive officers. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For 2021, our named executive officers were those persons in the table below.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal years ended December 31, 2021 and 2022.

Name and Principal Position	Year	Salary (€)	Bonus (€)	Stock Awards (€)	Non- equity Incentive Plan Compensation (€)	All Other Compensation (€)	Total (€)
Enea Angelo Trevisan(1)	2022	—	—	—	—	161,400	161,400
President and Chairman of the Board	2021	—	—	—	—	10,000	10,000

Suneel Anant Sawant(2)	2022	(4)	(4)	(4)	(4)	(4)	(4)
Chief Executive Officer and director	2021	—	—	—	—	—	—

Bruno Polistina(3)	2022	65,000	—	—	—	—	65,000
Chief Financial Officer	2021	—	—	—	—	—	—

____________

(1)      Mr. Trevisan was appointed as our President and Chairman of the Board in October 2022. He was our Chief Executive Officer and member of the Board from March 2020 to April 2022. In April 2022, Mr. Trevisan resigned his position as Director and Chairman.

(2)      Mr. Sawant was appointed as our Chief Executive Officer and member of the Board in April 2022.

(3)      Mr. Polistina was appointed as our Chief Financial Officer in February 2022.

(4)      Mr. Sawant’s compensation is to be determined by the Company.

Employment Agreements with Officers and Directors

Bruno Polistina.    We entered into an employment contract with Mr. Polistina, our Chief Financial Officer, effective as of February 1, 2022. Under the terms of the employment contract, Mr. Polistina serves as our Chief Financial Officer and is entitled to receive a monthly salary of approximately $4,600. The employment agreement may be terminated for any of the following reasons: (1) the parties terminate the contract both during and at the end of the trial agreement, which expired on July 30, 2022; (2) notice of resignation or dismissal, in compliance with current regulations; (3) breach of contractual obligations; (4) supervening impossibility which actually prevents the continuation of the relationship; (5) cessation or decrease of the activity; (6) mutual consent; (7) reaching retirement age and/or retirement right, with waiver of the exercise of the right of option provided by the regulations.

Executive Compensation Components

2023 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2023, our Board approved a salary for each of our named executive officers as follows, which would be on an annualized basis:

Named Executive Officer	Annualized Salary
Enea Angelo Trevisan	EUR 0
Francesco Mazza	EUR 0
Bruno Polistina	EUR 65,000

Other Elements of Compensation

Per the terms of his employment agreement, Bruno Polistina is entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Director Compensation

The Company did not compensate its directors for their roles as directors, during the fiscal year ended December 31, 2022. However, our officers and directors are reimbursed for actual expenses incurred.

We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity, although we may choose to adopt a policy in the future. Salaries are established by our Board. We currently do not have a Compensation Committee but expect to have one in place in the future once we have independent directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our equity securities as of the date of this prospectus by (1) each person whom we know to beneficially own more than 5% of the outstanding shares of our Common Stock, (2) each director, (3) each officer named in the summary compensation table above, and (4) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or executive officers, as the case may be. Unless otherwise indicated, the address of each officer and director is 40 SW 13th Street, Penthouse 1, Miami, Florida 33130.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage(1)		Percentage of Total Voting Power†
		Prior to Offering	After Offering
Holders of More than 5%

Anastasia Trust(2)	3,500,000	7.1%
Enkrateia Holding LTD(3)	2,950,000	6.0%

Directors and Executive Officers

Enea Angelo Trevisan(4)	27,257,632	55.3%		99.9%
Francesco Mazza	150,000	*
Bruno Polistina	—	—	—
Suneel Anant Sawant	—	—	—
Venkatesh Patrachari	—	—	—

All directors and officers as a group (5 persons)	27,407,632	55.6%

____________

†        For each person or group included in this column, percentage of total voting power represents voting power based on both shares of Common Stock and Series Z Preferred Stock held by such person or group with respect to all outstanding shares of Common Stock and Series Z Preferred Stock as a single class. Each holder of our Common Stock is entitled to 1 vote per share. Each holder of our Series Z Preferred Stock is entitled to 900 vote per share. Our shares of Common Stock are non-convertible to any shares of the Series Z Preferred Stock or any other class of our securities, and our shares of Series Z Preferred Stock are non-convertible to any shares of the Common Stock or any other class of our securities

*        less than 1%

(1)      Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage ownership calculations prior to this offering are based on 48,259,753 issued and outstanding shares of Common Stock, and 1,000,000 issued and outstanding shares of Series Z Preferred Stock, in each case as of January 4, 2023. Percentage ownership calculations after this offering are based on shares of Common Stock, outstanding after this offering. The percentages below are calculated based on 48,259,753 issued and outstanding shares of Common Stock and 1,000,000 issued and outstanding shares of Series Z Preferred Stock, in each case as of January 4, 2023.

(2)      Kumar Rengasamy is the beneficiary of Anastasia Trust. The trustee of Anastasia Trust, Cromwell Trustees Ltd, (“Cromwell”), may be deemed to have sole voting and investment power over, and to be the beneficial owner of, the shares of Common Stock held by Anastasia Trust. Mr. Rengasamy disclaims beneficial ownership of the shares held by Cromwell, except to the extent of his pecuniary interest therein. The address of Cromwell is c/o 58 Acacia Road, London NW8.61B.

(3)      Davide Tommasino is the sole shareholder of Enkrateia Holding LTD. As such, Mr. Tommasino is deemed to the beneficial ownership with respect to such shares. The business address of Enkrateia Holding LTD. is Av Balboa, Panama Ph, Bicsa Financial Center 58-01, Ciudad de Panama, Panama.

(4)      Enea Angelo Trevisan also owns 1,000,000 issued and outstanding shares of Series Z Preferred Stock, which is all of our outstanding Series Z Preferred Stock. Each share of our Series Z Preferred Stock entitles the holder thereof to 900 votes per share. Accordingly Mr. Trevisan has rights to 900 million votes in respect of his ownership of the Series Z Preferred Stock and rights to 27,257,632 votes in respect of his ownership of that number of shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period beginning on January 1, 2021, to the date of this prospectus, we have entered into or participated in the following transactions with related persons:

Mr. Enea Angelo Trevisan, who controls approximately 55.3% of the Company’s Common Stock, executed an intermediary commercial agreement with the Company on January 1st, 2021. Pursuant to the terms of the agreement Mr. Trevisan is entitled to receive a 20% commission on fees paid pursuant to executed contracts submitted to the Company.

Ms. Danila Pisati, Mr. Enea Angelo Trevisan’s wife, executed a service agreement with the Company on June 1st, 2020 as CEO of Distrinec Iberica SL, a company incorporated under Spanish law, to provide website maintenance, data processing, feasibility studies, legal assistance and international publishing activities to Ealixir, Inc.

It is our intention to ensure that all future transactions, if any, between us and related persons are approved by our audit committee or a majority of the independent and disinterested members of our board of directors (except for compensation arrangements, which are approved by our compensation committee), and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. See “Company Policies on Related Party Transactions” below.

Private Offerings

Between August 2020 through February 2021, we entered into subscription agreements with each of 22 non-U.S. residents to undertake offshore private offerings of our Common Stock, wherein we sold an aggregate of 271,200 shares of our Common Stock at a price of $2.5 per share for gross proceeds of $678,000.

During 2021 and 2020, respectively, the Company entered into subscription agreements to sell shares of its common stock through private placements as follows:

	Shares	Amount
2021	109,200	$273,000
2020	162,000	$405,000

Control Persons

As of September 30, 2022, Enea Angelo Trevisan, our President and Chairman of the Board, held 27,257,632 shares of our Common Stock, which is approximately 55.3% of our approximately 48 million outstanding shares of our Common Stock.

In addition, as of such date, Mr. Trevisan held one million shares of our Series Z Preferred Stock, which constitutes all of the outstanding shares. Each share of our Series Z Preferred Stock entitles the holder thereof to 900 votes per share. As a result, Mr. Trevisan has enough votes per share by holding these shares of Series Z Preferred Stock to control the stockholder vote of our Company. For more information, please see below under “Security Ownership of Principal Stockholders and Management.”

Employment Agreements

See “Executive Compensation and Summary Compensation Table — Employment Agreements.”

Indemnification Agreements

Our amended and restated articles of incorporation provide that, except as otherwise provided by law, a director or officer is not individually liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director and officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto or (b) shall have acted or failed to act in a manner involving intentional misconduct.

Our amended and restated articles of incorporation also provide that we shall provide indemnification to our directors and officers in excess of the indemnification expressly permitted by NRS 78.751 for breach of duty to the Company and its stockholders subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act. We shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Our bylaws also provide for indemnification of our directors and officers.

Pursuant to Nevada law, NRS 78.7502, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to Nevada law; (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Pursuant to NRS 78.751, any discretionary indemnification, unless ordered by a court or advanced by the Company in a matter as permitted by Nevada law, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Nevada law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Company Policies on Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

•        any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

•        any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

The above summary description of related part transactions includes some of the general terms and provisions of the agreements related to such transactions. For a more detailed description of those agreements, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, including 1,000,000 shares of Series Z Preferred Stock. As of January 4, 2023 there were 48,259,753 shares of Common Stock outstanding, including 47,568,000 shares which were issued as restricted stock grants but are not treated as outstanding for accounting purposes and 1,000,000 shares of Series Z Preferred Stock.

The following summary of the capital stock and our amended and restated articles of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting Rights.    Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Common Stock may have cumulative voting rights in the election of directors. Our bylaws provide that a majority of the stock issued and outstanding and entitled to vote constitutes a quorum.

Dividend Rights.    Holders of shares of Common Stock are entitled to ratably receive dividends when and if declared by the board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights.    Upon liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters.    The shares of common stock have no preemptive or preferential right to acquire any of our shares or securities, including shares or securities held in our treasury. All outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated articles of incorporation give the board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock in addition to the outstanding Series Z Preferred Stock.

Series Z Preferred Stock

Conversion rights

A holder of shares of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of our securities.

Rank

Except as expressly set forth in the voting rights section in our amended and restated articles of incorporation, Series Z Preferred Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Common Stock.

Voting rights

Each share of the Series Z Preferred Stock shall have voting rights equal to nine hundred (900) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Certificate of Incorporation or Bylaws.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our Series Z Preferred Stock shall be entitled to receive ratably any dividends declared by the Board, if any, out of funs legally available for the payment of dividends.

Nevada Anti-Takeover Provisions

Nevada law, NRS Sections 78.411 through 78.444, regulate business combinations with interested stockholders. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to Sections NRS 78.411 through 78.444, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt-out of the statute with appropriate provisions in its articles of incorporation.

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation. Our amended and restated articles of incorporation provide that these sections do not apply.

Articles of Incorporation and Bylaw Provisions

Provisions of our amended and restated articles of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated articles of incorporation or bylaws:

•        permit our board of directors to issue up to 15,000,000 shares of preferred stock, with such rights, preferences and privileges as the board may designate;

•        provide that the authorized number of directors may be changed only by resolution of the board of directors;

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, and not by the stockholders;

•        eliminate the personal liability of our directors for damages as a result of any act or failure to act in his or her capacity as a director or officer except as described below;

•        provide that stockholders can only call a special meeting if the request is made by the holders of two-thirds of the entire capital entitled to vote;

•        provide that, if a matter is to be brought before a meeting of stockholders which is not specified in the notice of meeting or brought at the direction of the board of directors, it can only be brought up at the meeting if brought by stockholders of record holding two-thirds of the outstanding stock;

•        provide that our bylaws may be amended only by either the affirmative vote of two-thirds of the stockholders entitled to vote or by the board of directors;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•        do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election if they should so choose.

Our bylaws also provide that any person who acquires equity in us shall be deemed to have notice and consented to the forum selection provision of our bylaws, which require actions to be brought only in state count in Clark County, Nevada. This provision does not apply to claims brought under the Securities Act or the Securities Exchange Act.

Further, NRS Section 78.335 provides that any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our bylaws have a similar provision.

Listing

Our Common Stock is quoted on the OTC Pink, under the ticker symbol “EAXR.” On February 8, 2023 the last reported price of our Common Stock was $5.25 per share at market close. There is a limited public trading market for our Common Stock. You are urged to obtain current market quotations for the Common Stock. We intend to apply to list our Common Stock on the Nasdaq under the symbol “EAXR”. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our Common Stock on the OTC Pink will be indicative of the prices of our Common Stock if our Common Stock were traded on Nasdaq. Until such time as our Common Stock is quoted on Nasdaq or the OTCQB or listed on any other national securities exchange or automated interdealer quotation system, the common shares covered by this prospectus will be sold by the selling stockholders from time to time at a fixed price of $           per share, representing the average of the high and low prices as reported on the OTC Pink on _________, 2023. If and when our Common Stock is regularly quoted on the Nasdaq or is listed on any national securities exchange or automated interdealer quotation system, the selling stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices or in privately negotiated transactions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co., Inc. located at 200 Memorial Pkwy, Atlantic Highlands, NJ 07716.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering our Common Stock was quoted on the OTC Pink. In connection with this offering, we have applied to list our Common Stock on Nasdaq. No assurance can be given that our application will be approved.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Common Stock. Upon completion of this offering, we will have an aggregate of                shares of Common Stock issued and outstanding, assuming the underwriter does not exercise its over-allotment option. Of these shares, all of the Common Stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may be sold only in compliance with the limitations described below. The remaining shares of Common Stock held by our existing stockholders are “restricted securities” as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including, among others, the exemptions provided by Rule 144. As a result of the contractual 6 month lock-up period described in “Underwriting” and the provisions of Rules 144, these shares will be available for sale in the public market as follows:

•        beginning on the date of this prospectus, the shares of Common Stock sold in this offering will be immediately available for sale in the public market;

•        beginning            days and            days after the date of this prospectus respectively,            and            additional shares of Common Stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” all of which shares would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

•        the remainder of the shares of Common Stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-up Agreements

All of our directors and executive officers and certain holders of our outstanding Common Stock will sign lock-up agreements in connection with this offering pursuant to which, subject to certain exceptions, they agreed not to offer, issue, sell, contract to sell, encumber, for the sale of or otherwise dispose of any securities of the Company for a period of six months after this offering is completed without the prior written consent of the underwriter.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•        persons subject to the alternative minimum tax or the tax on net investment income;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

•        tax-exempt organizations or governmental organizations;

•        pension plans and tax-qualified retirement plans;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•        certain former citizens or long-term residents of the United States;

•        persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•        persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

•        persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

•        persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this offering. However, if we do make distributions of cash or property on our Common Stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our Common Stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•        the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•        such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•        our Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our Common Stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our Common Stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated, ____, 2023, among us and the underwriters named below, for whom Spartan Capital Securities, LLC (“Spartan”) is acting as the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of Common Stock shown opposite its name below:

Underwriter	Number of Common Stock
Spartan Capital Securities, LLC
Total

The Common Stock sold by the underwriters to the public will initially be offered at the initial public offering price range set forth on the cover page of this prospectus. Any Common Stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

Over-Allotment Option

We have granted the underwriters an option to purchase up to [*] additional shares of our common stock at the same price per share as they are paying for the shares shown in the table above, constituting 15% of the total number of Common Stock to be offered in this offering (excluding shares subject to this option). The underwriters may exercise this option in whole or in part at anytime within 45 days after the closing of this offering. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriters’ initial commitment as indicated in the table at the beginning of this section, plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•        Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

•        “Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

•        “Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

•        Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•        Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Common Stock. They may also cause the price of the Common Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative), based on the initial public offering price of US$            per Common Stock, which is the midpoint of the price range as set forth on the cover page of this prospectus.

	Per Common Stock	Total
		No Exercise	Full Exercise
Public offering price	US$	US$	US$
Underwriting discounts(1)(2)	US$	US$	US$
Non-accountable expense allowance	US$	US$	US$
Proceeds to us, before expenses

____________

(1)      Does not include the warrant to purchase Common Stock equal to 5% of the number of shares sold in the offering, or amounts representing reimbursement of certain out-of-pocket expenses, as described below.

(2)      The underwriters will receive an underwriting discount equal to 8% on all shares sold by the underwriters in this offering.

Expense Allowance

We have agreed to reimburse the representative of the underwriters out of the proceeds of the offering for expenses in the amount of $200,000, which includes fees and expenses of the representative’s legal counsel and other out-of-pocket expenses, and if applicable, the costs associated with the use of a third-party electronic road show service; provided, however, that such amount will not exceed $200,000 in the aggregate and in no way limits or impairs indemnification and contribution provisions of the underwriting agreement. Additionally, we have paid an expense advance of $25,000, to the representative, which will be applied against the actual accountable expenses that will be payable by us to the representative in connection with this offering and any portion of the advance will be returned back to the Company to the extent not actually incurred.

Representative’s Warrant

We have agreed to issue warrants to the Representative to purchase a number of Common Stock equal to an aggregate of 5% of the aggregate number of the shares sold in this offering. The Representative’s Warrants will have an exercise price equal to 115% of the offering price of the Common Stock sold in this offering. The Representative’s warrants are not exercisable or convertible for more than five (5) years from the commencement of sales of the public offering. The Representative’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the Common Stock underlying the Representative’s warrants for a period of five (5) years from the commencement of the sales of the Common Stock in connection with this offering. We have agreed not to re-price or amend the terms of any outstanding options and warrants as of the date on which the trading of the Common Stock on Nasdaq commences for a period of up to 12 months.

The Representative’s warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrant nor any of our Common Stock issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days from the commencement of the sales of the Common Stock in connection with this offering, subject to certain exceptions. The Representative’s warrant to be received by the Representative and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

We have agreed to pay the Representative the reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to US$200,000. The Representative’s out-of-pocket expenses include but are not limited to: (i) due diligence and other expenses incurred prior to completion of this offering, (ii) reasonable fees of Representative’s legal counsel up (iii) the cost of background check on our officers, directors and major stockholders up and (iv) additional amounts payable by us to amend the underwriting agreement in the event the underwriting agreement does not comply with a FINRA rule, (v) closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, of up to $12,900 and (vi) if applicable, the costs associated with the use of a third-party electronic road show service (such as NetRoadshow). We have also agreed to pay the Representative a non-accountable expense allowance equal to 0.5% of the gross proceeds received at the closing of this offering

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the Representative;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future revenue and earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our Common Stock, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

We have agreed to provide the Representative the right of first refusal for twelve (12) months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on or at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets (collectively, “Future Services”); provided, however, that the Representative shall not be entitled to have such right of first refusal if this offering is not consummated. In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock at a price per share that is less the price per Common Stock in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition, for a period of twelve (12) months following date on which the Common Stock are trading on the Nasdaq Capital Market, without the prior written consent of the Representative.

Company Lock-Up

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the Lock-Up Period), without the representative’s consent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than shares issued primarily as equity incentives or securities issued in transactions not primarily for capital raising; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities in cash or otherwise.

Lock Up Agreements

Our directors, executive officers and holders of 5% or more of our Common Stock have agreed, subject to certain exceptions, with the underwriters that for a period of 180 days, after the date of this prospectus, we or they will not, except with the prior written consent of the Representative, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sale of or otherwise dispose of or transfer any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, request or demand that we file a registration statement related to our Common Stock, or enter into any swap or other agreement that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock. All of our option holders and warrant holders are subject to a market stand-off agreement with us which imposes similar restrictions.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock, where action for that purpose is required. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, the Common Stock have not been qualified for distribution by prospectus in Australia and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to an Australia prospectus or prospectus exemption.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Ellenoff, Grossman & Schole LLP. The underwriters are being represented by Carmel, Milazzo & Feil LLP, New York, New York, in connection with the Underwritten Offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2021 and 2020, included in this prospectus will been so included in reliance on the report of BF Borgers CPA PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to our Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We maintain a website at https://www.ealixir.com/. Information contained in or accessible through our website is not and should not be considered a part of this prospectus and you should not rely on that information in deciding whether to invest in our Common Stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless the Form 8-K expressly states that it is to be incorporated by reference.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ealixir, Inc.
40 SW 13th St.
Penthouse 1
Miami, FL 33130
Attn: Chief Executive Officer
(786) 856-0358

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

Independent Auditor’s Report

Report of Independent Registered Public Accounting Firm

To the stockholders and the board of directors of Ealixir, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ealixir, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2020
Lakewood, CO
February 10, 2023

Ealixir, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2021 and 2020

	2021	2020
Assets
Current assets
Cash	$331,523	$74,467
Accounts receivable, net	824,902	332,185
Prepaid expenses and other current assets	229,836	31,003
Total current assets	1,386,261	437,655

Property and equipment, net	332,457	3,958

Deferred tax asset	107,989	—
Other assets	1,674	30,790
	109,663	30,790

Total assets	$1,828,381	$472,403

Liabilities and stockholders’ deficit
Liabilities
Current liabilities
Accounts payable and accrued expenses	$743,209	$348,472
Line of credit	11,497	—
Deferred revenue	1,021,068	709,734
Other liabilities	159,124	429,426
Stock subscription deposit payable	—	85,000
Right of use liability – current	74,897	—
Taxes payable	258,613	450,357
Total current liabilities	2,268,408	2,022,989

Long-term liabilities
Right of use liability ( net of current)	191,813	—
Loan from stockholder	526,777	135,758
Total long-term liabilities	718,590	135,758

Total liabilities	2,986,998	2,158,747

Stockholders’ deficit
Minority interest	2,128	—
Common stock, par value $0.001 per share	45,599	36,080
Authorized ordinary shares 300,000,000 and 350,100 for December 31, 2020 and 2019, respectively.
Shares issued 36,080,464 and $0 for years ended December 31, 2020 and 2019, respectively.
Preferred stock
Authorized preferred shares 10,000,000. Issued shares 1,000,000	—	—
outstanding preferred shares Series Z	1,000	1,000
Additional paid-in capital	1,080,345	602,536
Accumulated deficit	(2,218,493)	(2,340,343)
Other comprehensive income (loss)	(69,196)	14,383

Total stockholders’ deficit	(1,158,617)	(1,686,344)

Total liabilities and stockholders’ deficit	$1,828,381	$472,403

Ealixir, Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2021 and 2020

	2021	2020
Revenue	$3,534,732	$1,851,534

Operating expenses
General and administrative	3,963,404	2,282,157
Total operating expenses	3,963,404	2,282,157

Loss from operations	(428,672)	(430,622)

Other income (expenses)
Gain on disposition – subsidiaries	597,002	—
Minority interest	(2,128)	—
Interest expense	—	(15,506)
Other income (expense), net	3,274	(8,091)
Total other income (expenses)	598,148	(23,597)

Income (loss) before provision for income taxes	169,476	(454,220)

Income tax expense	47,626	176,718

Net income (loss)	$121,850	$(630,938)

Other comprehensive income (loss), net of tax
Foreign exchange (income) expense	83,578	20,891
Comprehensive loss	$38,272	$(610,047)

Basic and diluted earnings (loss) per common share	0.00	(0.02)

Weighted average number of shares outstanding	40,781,231	36,119,464

Ealixir, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Deficit
Years Ended December 31, 2021 and 2020

	Common Stock		Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Minority Interest	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Value	Shares	Value
Balance, December 31, 2019	350,100	$402,616		—	—	(1,697,291)		(6,508)	(1,301,184)
Reverse Merger	50,623,320	(351,643)	1,000,000	$1,000	402,616	(12,114)			39,859
25 to 1 reverse stock split	(14,972,956)	(14,973)							(14,973)
Issuance of common stock	80,000	80			199,920				200,000
Net (loss)						(630,938)			(630,938)
Other comprehensive income								20,891	20,891
Balance, December 31, 2020	36,080,464	36,080	1,000,000	1,000	602,536	(2,340,343)		14,383	$(1,686,345)
Minority interest							2,128		2,128
issuance of common stock	191,200	191			477,809				478,000
issuance of common stock for services	9,327,666	9,328							9,328
Net income (loss)						121,850			121,850
Other comprehensive income(loss)								(83,578)	(83,578)
Balance, December 31, 2021	45,599,330	$45,599	1,000,000	$1,000	$1,080,345	$(2,218,493)	$2,128	$(69,195)	$(1,158,617)

Ealixir, Inc. and Subsidiaries
Consolidated Cash Flow Statements
Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net loss	$121,850	$(630,938)
Adjustments to reconcile net income to net cash
Depreciation and amortization	41,891	3,959
Stock based compensation	9,328
Changes in operating assets and liabilities
Accounts receivable	(492,717)	(287,887)
Prepaid expenses and other current assets	(198,833)	7,178
Other assets	29,116	(5,198)
Deferred tax asset	(107,989)	—
Accounts payable and accrued liabilities	394,736	117,282
Deferred revenue	311,334	117,265
Other liabilities	(270,302)	146,760
Stock subscription deposit payable	(85,000)	85,000
Taxes payable	(191,744)	232,073
Net cash provided by (used for) operating activities	(438,330)	(214,506)

Cash flows from investing activities
Purchase of fixed assets	(370,390)	—
Net cash provided by (used for) investing activities	(370,390)	—

Cash flows from financing activities
Loans from stockholder	391,019	—
Line of credit	11,497
Reverse merger	—	39,859
Minority interest	2,128
Right of use liability	266,710
Issuance of common stock	478,000	200,000
Other comprehensive transactions	(83,578)	20,891
Net cash provided by financing activities	1,065,776	260,750

Net increase in cash	257,056	46,245
Cash at the beginning of the year	74,467	28,222

Cash at the end of the year	$331,523	$74,467

Supplemental disclosures of cash flow information
Stock issued for services rendered	$9,328	$—
Income taxes paid	$5,000	$—

Ealixir, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business

Ealixir, Inc. (the “Company”) was incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. On January 8, 2020, the Company changed its name from “Bull Run Capital Holdings, Inc.” to “Budding Times Inc.” On May 21, 2020, the Company engaged in the 2020 Merger with Ealixir Privacy Services, Ltd, Dublin, Ireland, and as part of the 2020 Merger changed its name to Ealixir, Inc.

The Company is an Internet technology company specializing in the management and protection of digital identity and computer technology rights. The Company utilizes their technological platform to provide online reputation management and digital privacy solutions for individuals and businesses.

Liquidity and Capital Resources

The Company’s principal sources of liquidity are cash and cash equivalents, marketable securities, and cash generated from operations. Cash and cash equivalents and marketable securities consist primarily of cash on deposit with banks and investments in money market funds and U.S. government and U.S. government agency securities.

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of Ealixir, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Principles of Consolidation

The consolidated financial statements include the accounts of Ealixir and its controlled subsidiaries, which are primarily majority owned. Any noncontrolling interest in the equity of a subsidiary is reported as a component of total equity in the consolidated balance sheet. Net income and losses attributable to the noncontrolling interest are reported in the consolidated statements of operations.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company accounts for a contract with a client when it has written approval, the contract is committed, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of collection. In most contracts the Company bills the client prior to recognizing revenue from performing services. Deferred revenue of $1,021,068 and $709,734 at December 31, 2021 and 2020, respectively, is included in the consolidated balance sheets.

Revenue is recognized when, or as, control of a promised product or service transfers to a client, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring those services.

Selling, General and Administrative Expenses

Selling, general and administrative expense is charged to income as incurred. Expenses of promoting and selling services are classified as selling expenses and in addition to sales commissions include such items as compensation, advertising and travel. General and administrative expenses include such items as compensation, legal cost, office supplies, non-income taxes, insurance, office rental allowance for credit losses.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business (cont.)

Advertising and Promotional Expense

Advertising expenditures are expensed when incurred and are included in sales and marketing expense in the period incurred. Advertising and promotional expense was $158,928 and $94,218 for the years ended December 31, 2021 and 2020, respectively.

Long-Lived Assets, Including Goodwill and Other Acquired Intangible Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment for the long-lived assets by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. In addition, the Company tests goodwill for impairment at least annually or more frequently if events or changes in circumstances indicate that this asset may be impaired. These tests are based on the Company’s single operating segment and reporting unit structure. Impairment charges related to intangible assets, including goodwill, are generally recorded as a component of other operating charges or, to the extent they relate to equity method investees, in the line-item equity income (loss)–net in our consolidated statements of operations.

Acquired amortizable intangible assets, which are included in goodwill and intangible assets, net, are amortized on a straight-line basis over the estimated useful lives of the assets. The estimated remaining useful lives for intangible assets range from less than one year to 16 years.

Property and Equipment

Property and equipment are stated at historical value or cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of maintenance and repairs is expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from their respective accounts, and any gain or loss on such sale or disposal is reflected in income from operations. Estimated useful lives are as follows:

Electronic equipment	3 years
Office furniture	3 years
Software development costs	3 years

Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present and an impairment test is performed, we estimate the future cash flows expected to result from the use of the asset or asset group and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. We use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use. Refer to Note __.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business (cont.)

Income Taxes

We account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, we consider all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies. In the event that we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

We apply the authoritative accounting guidance prescribing a threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. We recognize liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more likely than not to be realized upon ultimate settlement.

Foreign Currency

The Company uses U.S. dollars (“US$”) as its reporting currency. Generally, the functional currency of the Company’s international subsidiaries is the local currency. The financial statements of the Company’s subsidiaries using functional currency other than US$ are translated into U.S. dollars using month-end rates of exchange for assets and liabilities, and average rates of exchange for revenue, costs, and expenses. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as accumulated other comprehensive income (loss) on the consolidated financial statements. Net losses resulting from foreign exchange transactions were insignificant for the years ended December 31, 2021 and 2020.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in other than the functional currency are re-measured at the balance sheet date exchange rate. The resulting exchange differences are recorded in the consolidated statements of comprehensive income (loss) as foreign exchange related gain or loss.

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2021 and 2020.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with Accounting Standards Codification (“ASC”) 260-10, Earnings per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business (cont.)

stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Fair Value Measurement

ASC Topic 820, Fair Value Measurement, requires that certain financial instruments be recognized at their fair values at the consolidated balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in the balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•        Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities.

•        Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•        Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The Company did not have any Level 2 or Level 3 assets and liabilities as of December 31, 2021 and 2020.

Financial Instruments

The Company’s financial instruments include cash, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments. The carrying amount of these financial instruments as reflected in the consolidated balance sheets and approximate fair value.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business (cont.)

Concentration of Credit Risk

The Company maintains cash balances at financial institutions with accounts that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2021 and 2020, the Company’s cash balance did not exceed FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Software Development Costs

We capitalize certain development costs related to our unified communications platform during the application development stage as long as it is probable the project will be completed, and the software will be used to perform the function intended. Capitalized software development costs are recorded as a component of property and equipment, net. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Capitalized software development costs are amortized on a straight-line basis over the software’s estimated useful life, which is generally three years, and are recorded in cost of revenue in the consolidated statements of operations. We evaluate the useful lives of these assets on an annual basis and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. We have capitalized $0 and $453,876 during the years ended December 31, 2021 and 2020, respectively.

Impairment charges related to intangible assets, including goodwill, are generally recorded in other operating charges or, to the extent they relate to equity method investees, in equity income (loss)–net in our consolidated statements of operations.

Commitments and Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Segment Reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise engaging in businesses activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers in deciding how to allocate resources and assess performance. The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results including revenue, gross profit and operating profit at a consolidated level only. The Company does not distinguish between markets for the purpose of making decisions about resources allocation and performance assessment. Therefore, the Company has only one operating segment and one reportable segment.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1    Nature of the Organization and Business (cont.)

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which provides new guidance regarding the measurement and recognition of credit impairment for certain financial assets. Such guidance will impact how the Company determines its allowance for estimated uncollectible receivables and evaluates its available-for-sale investments for impairment. ASU 2016-13 is effective for the Company in the first quarter of fiscal 2023. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The update also simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance to improve consistent application. The amendment in this update is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact this pronouncement may have on our consolidated financial statements.

As of December 31, 2021, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the consolidated balance sheet date of December 31, 2021, through the date which the consolidated financial statements were available to be issued. Based upon the review, other than described in Note 12 — Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 2    Accounts Receivable

Accounts receivable, net consisted of the following as of the year ended December 31:

	2021	2020
Accounts receivable	$824,902	$332,185
Allowance for doubtful accounts	—	—
Total accounts receivable	$824,902	$332,185

Bad debt expense totaled $96,271 and $266,166 in 2021 and 2020, respectively.

Note 3    Property and Equipment

A summary of property and equipment is as follows at December 31:

	2021	2020
Office furniture	$82,679	$11,875
Right of use asset	299,586	—
	382,265	11,875
Less: accumulated depreciation	49,808	7,917
Property and equipment, net	$332,457	$3,958

Depreciation expense totaled $49,808 and $3,959 for years ended December 31, 2021 and 2020, respectively.

Amounts recognized as right-of-use assets related to finance leases are included in fixed assets, net in the accompanying statement of financial position, while related lease liabilities are included in current portion of long-term debt and long-term debt. As of December 31, 2021 and 2020, right-of-use assets and lease liabilities related to finance leases were as follows:

	2021	2020
Finance lease ROU assets	$262,138	$—
Finance lease liabilities:
Current portion of long-term debt	74,897	—
Long-term debt	191,813	—

Note 4    Investment in Subsidiary

In February 2021, the Company formed a new subsidiary, Ealixir DE in Germany, in exchange for contributed capital of 12,500 EUR. Ealixir owns 50% of the capital of this company. Since Ealixir has control over this entity, they have elected to consolidate their results in its financial statements.

Note 5    Long-Term Debt

The Company has a line of credit through its Spanish subsidiary. The Company obtained a loan of 10,113 Euros on October 19, 2022 at an annual interest rate of 6.78% per annum. The loan was repaid in full during January 2022.

Note 6    Commitments and Contingencies

COVID-19 Uncertainty

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to most other countries and infections have been reported globally. On January 30, 2020, the World Health Organization (WHO) announced a global health emergency, and in March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. Because COVID-19 infections have been reported throughout the United States, certain federal, state and local governmental authorities have issued

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 6    Commitments and Contingencies (cont.)

stay-at-home orders, proclamations and/or directives aimed at minimizing the spread of COVID-19. The ultimate impact of the COVID-19 pandemic on the Company’s operations is highly uncertain and will depend on future developments, which could include reduced access to capital-raising activities through debt or equity transactions or other types of agreements. The Company cannot predict with confidence the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, or any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption and reduced operations.

As the impacts of the COVID-19 outbreak continue to evolve, capturing events that relate specifically to conditions that existed at or before the reporting date — i.e. adjusting events — will require careful assessment. To do that, the Company will need to carefully assess their specific facts and circumstances to identify events that generally represent the culmination of a series of conditions that existed at or before the reporting date. Although the impact of the COVID-19 in the Company’s sector has been devastating, the Company through its sales network has managed first to keep important relationships alive and then to close contracts that will bring revenues in the second half of the year.

Related Parties

The Company has an agreement with its majority stockholder and its former CEO to provide new business clients to the Company. In exchange the Company has agreed to pay the CEO 20% of this new customer’s collected revenue indefinitely. The agreement is for twelve months and is automatically renewed annually.

The Company has an employment agreement with the wife of the CEO for 24,000 EUROS net per year and it is for an indefinite period of time. In October 2020, this agreement was modified to pay her 70,000 EUROS net per annum.

Legal Matter

In the opinion of management, as of December 31, 2021 and 2020, there was not at least a reasonable possibility that we had incurred a material loss, or a material loss in excess of a recorded accrual, with respect to loss contingencies.

Note 7    Stockholders’ Deficit

The authorized capital stock of Ealixir consists of (i) 300,000,000 shares of common stock with a $0.001 par value, of which 45,599,330 and 36,080,464 shares were outstanding as of December 31, 2021 and 2020, respectively, and (ii) 10,000,000 shares of preferred stock with a $0.001 par value whereby 1,000,000 of Series Z were issued and outstanding.

The Company may divide and issue preferred stock in series. The holders of shares of preferred stock are entitled to receive non-cumulative dividends, out of any assets legally available for such purpose, prior and in preference to any declaration or payment of any dividend on the common stock, payable quarterly when, as and if, declared by our board of directors. As of December 31, 2021 and 2020, the Company had not declared any dividends. Shares of preferred stock are not convertible to shares of common stock. In the event we liquidate, dissolve, or wind up our business, either voluntarily or involuntarily, the holders of our preferred stock shall be entitled to receive, prior to and in preference to any distribution of any of our assets to the holders of common stock. The holder of preferred stock shall not have the same voting rights as the holders of the common stock.

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 8    Income Taxes

The following table presents the components of income (loss) before income taxes (in millions):

	Years Ended December 31,
	2021	2020
United States	$(0.47)	$0.70
Foreign	0.45	(1.10)
Total	$(0.02)	$(0.40)

The following table summarizes our provision for income taxes (in millions):

	Years Ended December 31,
	2021	2020
Federal	$(0.47)	$0.70
Current	—	0.10
Deferred	(0.10)	—
State
Current		—
Deferred		—
Foreign
Current	0.12	0.20
Deferred	(0.01)	—
Total	0.11	0.20

Prior to May 2020, none of the current Ealixir group entities were subject to income tax in the United States as they were all incorporated and operated abroad. In May 2020, Ealixir, Inc. (previously an Ireland corporation) was party to a reverse acquisition merger of a U.S. company (Budding Times, Inc.) that was essentially inactive since its incorporation in 2019. For the year ended December 31, 2021, our provision for income taxes decreases significantly compared to the year ended December 31, 2020, primarily due to the consolidated taxable loss of the U.S. parent and its domestic subsidiary measured with the continued losses of its foreign subsidiaries.

The following table presents the items accounting for the difference between income taxes computed at the federal statutory income tax rate and our provision for income taxes:

	Years Ended December 31,
	2021	2020
Federal statutory rate	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	—	(0.8)
Effects of foreign operations	40.5%	(53.4)
Section 250 GILTI tax	—	(2.1)
Non-deductible expenses	—	(2.9)
Total	61.5%	(38.2)%

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 8    Income Taxes (cont.)

The following table presents the components of our deferred tax assets and liabilities (in millions):

	Years Ended December 31,
	2021	2020
Deferred tax assets
Accruals and reserves	$—	$0.04
Net operating loss carryforwards	0.11	0.03
Gross deferred tax assets	0.11	0.07
Valuation allowance	—	(0.07)
Total deferred tax assets	0.11	—
Total deferred tax liabilities	—	—
Net deferred tax assets	$0.11	$—

The increase in deferred tax assets is largely due the recording of a losses in 2021. As of December 31, 2021, it is more likely than not that our deferred tax assets will be realizable.

As of December 31, 2021, we had NOL carryforwards of approximately $473,000, available to reduce future taxable income, if any. The majority of the foreign NOLs will carry forward indefinitely.

As of December 31, 2021, our federal, state, and foreign income tax returns for the tax years 2019 through the current period remain subject to adjustment due to current and future examinations. Fiscal years outside the normal statute of limitation remain open to audit by tax authorities due to tax attributes generated in earlier years, which have been carried forward and may be audited in subsequent years when utilized. The Company plans to amend its 2020 and 2021 U.S. income tax return due to filing the tax return by the extended filing deadline before adjustments were made to finalize the underlying financials. Penalties and interest on the amended 2020 and 2021 U.S. income tax return and Florida tax return have not been recorded, as they are unknown at this time.

Note 9    Stock Based Compensation

The Company has elected to value the shares issued to its consultants and professionals during 2021 at par value. During 2021 the Company issued 9,327,666 restricted shares of its common stock and it is shown as an expense on the consolidated statement of operations at $9,328.

Note 10    Issuance of Common Stock

During 2021 and 2020 the Company sold shares of its common stock through a Private Placement as follows:

	Shares	Amount
2021	191,200	$478,000
2020	80,000	$200,000

Ealixir, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 11    Geographical Information

The following table provides details of revenue by geography:

	Years Ended December 31,
	2021	2020
Americas	$1,330,620	$536,987
Europe/Middle East/Africa	2,204,111	1,314,547
Total	$3,534,731	$1,851,534

Note 12    Subsequent Events

On January 6, 2022, the Company issued 65,423 restricted common shares (par value $0.001) to two consultants in connection with consulting services rendered in previous years.

During October 2022, the Company hired a new CEO. The former CEO and largest stockholder became its Chairman. The Company has not finalized compensation for its board of directors as of yet.

EALIXIR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine months ended Sept 30		Three months ended Sept 30
PROFIT & LOSS	2022	2021	2022	2021
Revenue
Sales	2,755,657	2,145,959	736,742	530,820
Other Revenue	528,776		14,130
Total Revenue	3,284,434	2,145,959	750,872	530,820
Expenses
Cost of sales	723,778	810,633	241,763	258,167
Depreciations and Amortizations	6,026	0	2,193
Director’s salaries	201,634	201,634	7,214	7,214
Personnel – Gross	481,856	116,655	135,850	40,215
Marketing, general and administrative	1,307,377	970,393	464,277	464,714
Total Expenses	2,720,673	2,099,315	851,297	770,310
Operating Profit	563,761	46,644	(100,425)	(239,490)
% on revenue	17%	2%	(3)%	(11)%
Interest Expenses	2,131	27,142	553	12,323
Currency gains (losses) – realized	12,339		4,817	0
Earnings Before Tax	549,291	19,502	(105,794)	(251,813)
Tax Expenses	16,869	0	4,775
Earnings After Tax	532,422	19,502	(110,569)	(251,813)
% on revenue	16%	1%	(3)%	(12)%
Consolidated Net Income	532,422	19,502	(110,569)	(251,813)
Other comprehensive income
Net foreign currencies translation adjustements	279,294		154,925
Total Comprehensive Income	253,128	19,502	(265,494)	(251,813)
% on revenue	8%	1%	(8)%	(12)%
Earnings per share – basic	0.0055	0.0004	(0.0058)	(0.0056)
Earnings per share – diluted	—	—	—	—
Weighted average shares of common stock outstanding:
Basic	0.0055	0.0004	(0.0058)	(0.0056)
Diluted	0.0055	0.0004	(0.0058)	(0.0056)
Common Stock Shares	45,824,753	44,699,330	45,824,753	44,699,330

EALIXIR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

BALANCE SHEET	September 30, 2022	September 30, 2021	Dec 2021	CHANGE 2022
ASSETS
Cash & Cash equivalents	84,366	191,981	331,523	(247,157)
Accounts Receivable	1,480,240	1,698,887	750,097	730,143
Prepaid expenses and other current assets	1,116,986		1,081,593	35,393
Total Current Assets	2,681,592	1,890,868	2,163,213	518,380
Fixed Assets	43,790	12,248	42,343	1,447
Investments or Other Non-Current Assets	12,250	22,114	15,885	(3,635)
Total Non-Current Assets	56,039	34,362	58,228	(2,188)

Total Assets	2,737,632	1,925,230	2,221,440	516,191

LIABILITIES
Short Term Debt	34,836			34,836
Accounts Payable	524,735	205,505	369,345	155,390
Deferred Income	371,627		719,538	(347,911)
Tax Liability	(2,313)			(2,313)
Other Current Liabilities	550,158	432,700	450,178	99,980
Total Current Liabilities	1,479,044	638,205	1,539,061	(60,017)

Long Term Debt
Payables to stockholders	662,709		495,404	167,305
Total Long Term Debt	662,709		495,404	167,305
Total Non-Current Liabilities	662,709		495,404	167,305
Total Liabilities	2,141,753	638,205	2,034,464	107,288
Stockholders’ equity:

Stockholders’ Equity Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series Z Preferred Stock, par value $0.001 per share, 1,000,000 shares issued and outstanding as of December 31, 2021 and June 30, 2022 Common stock, $0.001 par value; 300,000,000 shares authorized; 45,599,330 and 45,824,753 shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively.

Outstanding Series Z Preferred Stock	1,000	1,000	1,000
Common Stock Premium Fund			(45,177,070)	45,177,070
Additional paid-in capital	678,000	678,000	678,000

Accumulated other comprehensive income	198,122		11,090	187,032
Retained earnings /(Loss) QII	(682,202)	543,824	(218,572)	(463,630)
Retained earnings / (Loss) Current	253,128	19,502	(706,802)	959,930
Total Equity	595,879	1,287,025	186,976	408,903
Total Liabilities & Equity	2,737,632	1,925,230	2,221,440	516,191

EALIXIR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-in Capital	Retained earnings	Other Comprehensive	Stockholders Equity
	Shares	Value	Shares	Value
Balance, Dec 31, 2021	45,599,330	$45,599	$1,000,000	$1,000	$678,000	$(2,210,870)	$14,383	$(1,471,888)
Private placement & other	—	—						—
Service compensation Shares								—
Daniela Molteni	53,000	$53,000						53,000
Overweb	12,423	$49,071						49,071
Net income (loss)						334,780	(3,293)	331,487
Balance, Jun 30, 2022	45,664,753	$147,670	1,000,000	$1,000	$678,000	$(1,876,091)	$11,090	$(1,038,331)
Additional paid-in capital								—
Forward Team	160,000	$160						160
Net income (loss)						1,447,017	187,032	1,634,049
Balance, Sep 30, 2022	45,824,753	$147,830	$1,000,000	$1,000	$678,000	$(429,074)	$198,122	$595,878

EALIXIR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September, 30
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	532,422	19,502
Adjustments to reconcile net income to net cash
Accounts receivable	730,143	598,456
Accounts payable	155,390	199,100
Other current assets	35,393
Other liabilities	(215,407)	(785,688)
Net provided by (used for) operating activities	1,237,942	31,370
Cash Flows from Investing Activities
Purchase of fixed assets	1,447	(10,905)
Purchase of intangible assets	(3,635)	14,477
Net cash provided by (used for) investing activities	(2,188)	3,572
Cash Flows from Financing Activities
Change in Equity	(1,650,216)	82,571
Payables to stockholders	167,305
Net cash provided by (used for) financing activities	(1,482,911)	82,571
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Net Increase (Decrease) in cash	(247,157)	117,514
Cash at the Beginning Of The Period	331,523	74,467
Total cash, cash equivalents, and restricted cash	84,366	191,981

EALIXIR, INC.
NOTES TO UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. History and Description of Business

Ealixir, Inc. (the “Company,” “we,” or “our”) is a corporation organized in the State of Nevada. We are an Internet technology company specializing in the management and protection of digital identity and computer technology rights. Ealixir Privacy Services Ltd (“Ealixir”), our predecessor, was founded in Ireland in 2018, pulling together the collective expertise of a number of professionals some of whom had been operating in the web reputation segment since 2010. On May 21, 2020, we engaged in a reverse merger in the United States, whereby “Budding Times, Inc” (a Nevada corporation) acquired the assets of Ealixir in exchange for an aggregate of 35,376,126 shares of its Common Stock issued to the stockholders of Ealixir, pro rata to their respective ownership in Ealixir (the “2020 Merger”). As part of the 2020 Merger, Budding Times, Inc. changed its name to Ealixir, Inc. and also engaged in a reverse stock split whereby one share of its Common Stock was issued in exchange for every 25 shares then issued and outstanding. Prior to the 2020 Merger, Budding Times Inc. was a dormant company with no significant operations and sources of income. It was incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc and changed its name to “Budding Times, Inc.” on January 8, 2020.

The Company’s fiscal year end is December 31.

Our principal office is located at 40 SW 13th St, Penthouse 1, Miami, FL 33130, and our phone number is +1 786-856- 0358.

Our website is www.ealixir.com

NOTE 2. Summary of Significant Accounting Policies Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The condensed consolidated balance sheet as of September 30, 2022, included herein does not include all disclosures including notes required by GAAP.

The condensed consolidated financial statements include the accounts of Ealixir, Inc., our subsidiaries where we have controlling financial interests, and any variable interest entities for which we are deemed to be the primary beneficiary. All intercompany balances and transactions have been eliminated.

The accompanying condensed consolidated financial statements reflect all normal recurring adjustments that are necessary to present fairly the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year ended December 31, 2022.

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including, but not limited to, those related to revenue recognition, valuation of equity investments, income taxes, loss contingencies, valuation of long-lived assets including goodwill and intangible assets and their associated estimated useful lives, collectability of accounts receivable, credit losses of available-for-sale debt securities, fair value of financial instruments, and leases. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

EALIXIR, INC.
NOTES TO UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2. Summary of Significant Accounting Policies Basis of Presentation (cont.)

Cash and Cash Equivalents

The Company considers all highly temporary cash investments with an original maturity classifies of three month or less to be cash equivalents. The Company classifies as cash equivalents amounts on deposit in the banks.

Income Taxes

Due to losses accumulated from the previous periods, the Company has not accrued a provision for income taxes. Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Revenue Recognition

All sources of revenue are recorded pursuant to FASB Topic 606 Revenue Recognition, to depict the rendering of the promised services to customers according to the contractual obligations. This includes a five-step framework that required the entity to: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when the entity satisfies a performance obligation. In addition, this revenue generation requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Revenues of Ealixir Group, recognized according to ASC606, pursue to the following principles:

a)      The parties to the contract have approved the contract (in writing, orally, or in accordance with other customary business practices) and are committed to perform their respective obligations.

b)      Ealixir can identify each party’s rights regarding the goods or services to be transferred. With regard to Ealixir services, the above guidelines imply that:

Ealixir makes use of a standard contract that regulates the rights of the parties and in particular the services to be transferred. As part of the client’s obligation is the recognition to Ealixir of the research activity performed before the signature of the contract; the said obligation is reported in the contract in a purposely drafted clause, by which Ealixir is entitled, at the time of the signature of the contract, to 50% of the total amount agreed, as a compensation of the research already performed. In case of Removal or Deletion the Contract identifies the “Result obligation,” that is the number of links to be removed.

In case of Story the contract refers to the “Contract Period” or to a specified obligation.

Customer Concentration

During the nine months ended September 30, 2022, Ealixir had the first three clients accounting for 49,98% of the revenues, i.e., $ 1,639,611; the services provided are all Ealixir services. The remaining 50.02% of the revenues are distributed over 61 clients.

EALIXIR, INC.
NOTES TO UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2. Summary of Significant Accounting Policies Basis of Presentation (cont.)

Net Gain per Share

Net gain per common share is computed by dividing net income by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 3. Results of operations for the period ended September 30, 2022

The company continues the positive trend (for revenue) that began in the first quarter of 2021.

In the first two quarters of 2022, revenues increased significantly, merit of the new sales and marketing structure aimed at expanding through the acquisition of clients in various professional and corporate sectors.

In the first quarter of 2022, significant efforts were made to purchase and implement an ERP (“Enterprise Resource Planning”), with the goal of maintaining tight control over accounting and internal control processes. ERP implementation continued successfully during the second and the third quarters of 2022, achieving significant accounting efficiency milestones.

Revenue

Although the rate of increase slowed down during the third quarter mainly as a result of the current world crisis, the overall figure of the consolidated turnover for the nine months ended in September marks in one year a growth of $1,138,475 vs the turnover of the same period, that is an increase of 53 % year over year.

Cost of revenue

It has significantly improved from 38% to 22% of turnover. As part of the continuous improvement process the company is working on an international reorganization and the implementation of new algorithms to reduce this cost to a lower percentage incidence.

Marketing and professional fees

“extraordinary” expenses have been incurred for the listing and the past years auditing process in the third quarter. These expenses will no longer be necessary in the future since the audit process for the past three years is completed.

General and administrative

The positive trend in these figures is the result of the process improvements made by the company in 2022; the overall gain in efficiency in this class of costs is of 15%, despite the expenses borne for the listing and the auditing processes, which are 9% of total professional fees.

EALIXIR, INC.
NOTES TO UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3. Results of operations for the period ended September 30, 2022 (cont.)

Accounting for Foreign Currencies and Consolidation of Subsidiaries

Ealixir, Inc. (the Company) prepared its consolidated financial statements in accordance with US GAAP & specifically, FASB 52 (Foreign Currency Translation); the following actions are assured:

1.      Identify the functional currencies of its parent and subsidiary legal entities.

2.      Translate the financial position and operating results of its non-US dollar functional currency legal entities into US dollars.

3.      Consolidate the financial position and operating results of its subsidiaries with those of the parent legal entity.

NOTE 4. Equity

Common Stock

The Company has authorized 300,0000,000 shares of $0.001 par value, Common Stock. As of September 30, 2022, and September 30, 2021, there were 45,824,753 and 44,699,330 shares of Common Stock issued and outstanding, respectively. During the three months ended June 30, 2022, the Company issued 160,000 of its securities. During the three months ended March 31, 2022, the Company issued 65,423 of its securities. During the three months ended December 31, 2021, the Company issued 900,000 of its securities.

In addition, the Company closed a private placement of its Common Stock in September 2021. An aggregate of 271,200 shares were sold in this Offering at a price of $2.50 per share.

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of the date of this report, 1,000,000 Series Z Preferred Shares have been issued and are outstanding. Each share of Series Z Preferred Stock entitles the holder to 900 votes. The shares are not convertible.

NOTE 5. Commitments and Contingencies

The Company did not have any contractual commitments as of September 30th, 2022.

NOTE 6. Subsequent Events

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its activities after September 30, 2022, the date of issuance of these condensed consolidated financial statements and determined that the material events occurred after September, 30 are: A) Suneel Anant Sawant has submitted his resignations as Chairman of the Board of Directors and has been appointed as Director Member of the Board and hold the position of CEO of the Company, B) Aditya Ganguli has submitted his resignations as Director of the Board due to his personal health problem, C) Enea Angelo Trevisan, the majority stockholder, has been appointed as Chairman of the Board of Directors and President of the Company.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

EALIXIR, INC.

_______________ shares
Common Stock

PUBLIC OFFERING PROSPECTUS

            , 2023

Through and including             , 2023 (the 25th day after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. The securities in this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2023

EALIXIR, INC.

__________ shares of Common Stock

This prospectus relates to the resale of          shares of common stock of Ealixir, Inc., par value, $0.001 per share (“Common Stock”) by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders named in this prospectus.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the shares of Common Stock to be sold by the selling stockholders. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. [No sales of the shares covered by this prospectus shall occur until the Common Stock sold in our initial public offering begin trading on Nasdaq]

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Public Offering Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves significant risks.    You should read the section entitled “Risk Factors” beginning on page 13 for a discussion of certain risk factors that you should consider before investing in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is         , 2023

THE OFFERING

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of Common Stock in connection with an initial public offering of          shares of Common Stock through the underwriters. Sales by stockholders that purchased shares in our Common Stock from the initial public offering may reduce the price of our Common Stock, demand for our shares and, as a result, the liquidity of your investment.

RESALE PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless the context otherwise requires, references contained in this prospectus to the “Company,” “we,” “us,” or “our” or similar terminology refers to Ealixir, Inc., a Nevada corporation, and its consolidated subsidiaries.

The Company

Ealixir is an internet technology company specializing in online reputation management services, which we refer to as ORM. The heart of our operational philosophy is our belief that our clients, both individual and corporate, should have, what we have termed, the “right to be forgotten”. In other words, this means the right of an individual or a company to have removed from the internet outdated negative information or harmful spurious content. We support a more professional and accurate internet whereby content publishers or providers regulate the use of people’s private information by third parties, especially in the context of having the right to remove information from doxing (referring to unauthorized release of personal identifying information), libel or slander or any other similar content with malicious intent. We believe our philosophy is underpinned in law in the European Union by Directive 95/46/EC of October 24, 1995, which regulates the processing of personal data within the European Union, as well as other regulations.

Ealixir uses its advanced technological platform to provide ORM services and digital privacy solutions to individuals, professional organizations, and small, medium businesses, or “SMBs”. By providing our clients with an ability to control, remove and edit information posted and available on the internet, individuals, professional organizations, and SMBs can choose what lawful and verified content about them that will appear on websites and search engines. Our extensive removal experience and proprietary removal technology, allows us we believe to offer one of the best services available in the content removal industry. Our objective is to provide protection for the reputation of our clients on websites and search engines by drafting and correcting inaccurate information, filtering harmful or negative information and misinformation from social engines, and by managing the online status of individuals, brands and companies. Furthermore, we aim to enhance the image, legacy and the web-reputation of our customers by creating positive links and original tailor-made content, which is then disseminated online through a vast network of newspapers, agencies and websites with whom we work.

Our objective as a company is to advocate our philosophy of the “right to be forgotten” in order to help individuals, SMBs and others fight back against outdated negative information and harmful spurious content online, and we strive at being subject matter professionals at what we do.

The internet and its various platforms have become in our opinion the new media battlefield which can be used to destroy brand and reputation. Our purpose as a company is to provide protection against these unwarranted and often spurious attacks, while offering a possible risk free, technical approach to permanent content removal. We have witnessed the repercussions that negative online content can bring to both businesses and individuals and fight to give our clients back control over their online presence.

Our employees include computer science specialists, web analysists, and digital media or communication strategists, supported by a legal specialist specialized in privacy laws. We also maintain relationships with a data analysis search engine and data banks with whom we work on the deindexation of harmful and unwanted content and links.

By our choice and not by legal obligation, as a policy, we do not work with those who have been found guilty in the past of committing crimes related to drugs, criminal organizations or violence against women or minors. Moreover, before working with any client, as a policy, we request their FBI criminal record and do not take a client on unless we receive a clean report.

Alt-1

Ealixir offers its individual and corporate clients a full suite of ORM solutions. To compliment the removal of negative content and online spurious content, we offer synergistic services to both remove such content and also promote our clients’ positive online reputation and improve search results. Our products and services include: WebID, Ealixir Removal, Ealixir Story, NewsDelete, Ealixir Analytics and Ealixir Event Launch and RepScore:

•        WebID is a detailed report of all online content relating to individuals, brands and companies. Based on such report, the client receives an immediate and accurate portrait of the dominant “sentiment” which is associated with the specific content — whether positive, neutral or negative. We uncover harmful information; we geo-localize online conversations related to the subject and analyze their demographic composition. At the end of this, we then prepare a report which summarizes the strengths and weaknesses, which is delivered to the customer’s home or headquarters.

•        Ealixir Removal — Leveraging and enforcing the public’s rights under privacy laws, this service aims to protect the online reputation of clients (individuals or corporations) utilizing the Company’s innovative technological platform to achieve the removal, de-indexation or the anonymization of negative or unwanted information.

•        Ealixir Story — Through this service, we aim to assist our clients in developing and spreading on the internet a new or revived story about themselves. Frequently following the completion of our Ealixir Removal work, it becomes apparent the need to replace the content which was removed with new and positive content. We thus offer our customers a customized editorial plan, with the aim of developing a new “story” through a number of articles and features to be published by several online news outlets.

•        NewsDelete — This service caters to customers concerned about their reputation in financial affairs, as it is portrayed by privately-managed databases such as World-Check, Dow Jones Compliance and LexisNexis, or government list such as the OFAC sanction list. Except in the case of politically exposed persons (“PEPs”), we are normally able to procure the removal of the client’s name from World-Check or at least a modification of the information on such client contained therein.

•        Ealixir Analytics collects real-time big data about states, institutions, political parties, candidates and personalities working in these structures. Through the web listening platform, we are able to monitor millions of online sources and, with the use of algorithms in-house developed, we are able to cross words and sentences in order to identify trends in audience reading in order to propose contents and information of interest. Through a detailed analysis of sentiment related to specific targets, we identify strategic and business opportunities in target countries and propose communication plans of effectiveness.

•        Ealixir Event Launch gives companies the unique opportunity to promote their event on an international scale, providing visibility in online periodicals in multiple countries around the world. It works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative periodicals.

•        RepScore is our latest offering currently under development. This service is designed to offer an immediate and broad overview of a person’s or company’s web reputation. We scan the internet to analyze the sentiment which is mostly associated with the client, and we then assign a score from 1 to 1,000 (where a higher number denotes a more positive sentiment).

Competition

The ORM industry is highly competitive and fragmented. The number, size and strength of our competitors vary by continent and country. Our competitors also compete based on a number of factors, including speed of service, value, name recognition, and customer service. We believe our most direct competition comes from Reputation.com, Terakeet, Repair Bad Reputation, among others.

We also compete with traditional public relations and communication agencies.

However, we believe that none of these competitors offers the breadth of services we provide. While some of them focus on the removal of unwanted internet links, and others manage promotional campaigns, we believe that few, if any, of them can match the scope, depth and reach of our services, commencing from a thorough assessment of the nature of the web content relating to our client, to targeted link and content removal: the creation of new and tailor-made web content; and the removal of information from databases and so called “blacklists”.

Alt-2

Pricing; Sales and Marketing

The Company provides its “Removal” service, aimed at the cancellation or the deindexation of the harmful or undesired links. The service is provided for the benefit of the client’s online reputation. Ealixir does not offer a monitoring service over the time, once the indexation or the cancellation occurred. As a consequence, no subscription plan is offered.

Since each client needs and appreciates a tailored service, the Company agrees on rates on customized basis. In doing so, reference is made to the following pricing schedule:

•        WebID — $5,000

•        Ealixir Removal — $1,500 per link on average

•        Ealixir Story — Three packages at $50,000; $100,000; and $150,000, respectively. The packages differ from each other in the number of items and geographic area of reference

•        News Delete — $25,000 each black list.

•        Analytics — $500,000 starting price. It depends of the structure of the project.

•        Event Launch — $150,000 starting price. It depends of the structure of the project.

The Ealixir Story pricing depends on the length, depth and complexity of the client’s story and the news media outlets to which it is distributed.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 in this prospectus as the “JOBS Act,” and references in this prospectus to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        reduced disclosure about our executive compensation arrangements;

•        no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•        exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have elected to adopt certain reduced disclosure requirements for purposes of the registration statement of which this prospectus is a part. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result, the information contained in this prospectus and in our periodic reports and proxy statements may be different than the information provided by other public companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

Alt-3

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors — Risks Related to Our Securities — We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

We expect that our President and Chairman of the Board, Mr. Enea Angelo Trevisan, will hold a majority of our voting power following this offering and we will continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Listing Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of this offering. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors — We are a “controlled company” defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.”

Corporate History and Structure

We were incorporated in the State of Nevada on June 7, 2019 under the name Bull Run Capital Holdings, Inc. in order to participate in a holding company reorganization pursuant to the laws of the State of Nevada, which was completed on July 19, 2019. In this reorganization Flint Telecom Group, Inc., our predecessor company (the “Predecessor”) merged with and into its indirect wholly owned subsidiary, Flint Merger Group Sub Inc., with the Predecessor as the surviving corporation and becoming our wholly owned subsidiary. At that time we engaged in a reverse stock split whereby one share of Common Stock was issued in exchange for every 50 shares then outstanding. Concurrently with this, we cancelled all of the stock held in Flint Telecom Group, Inc. resulting in our becoming a stand-alone entity with no subsidiaries. Our Common Stock was traded on the OTC Pink Market under the symbol

Alt-4

“BRCH”. On January 8, 2020, our stockholders adopted an amendment to our Articles of Incorporation, changing our name from “Bull Run Capital Holdings, Inc.” to “Budding Times, Inc.” As a result, our trading symbol was changed to “BRCH.”

On May 21, 2020, we engaged in a merger (the “2020 Merger”) with Ealixir Privacy Services, Ltd, Dublin, Ireland, whereby we issued an aggregate of 35,376,126 shares of our Common Stock (post reverse 1:50 stock split) to the stockholders of Ealixir, pro rata to their respective ownership prior to the 2020 Merger. As part of this transaction our stockholders approved a reverse stock split whereby one share of Common Stock was issued for every 25 shares outstanding and adopted an amendment to our Articles of Incorporation, changing our name to “Ealixir, Inc.”. The effective date of the reverse split was July 8, 2020. All references in this Prospectus to our issued and outstanding Common Stock is presented on a post reverse stock split basis unless otherwise indicated.

We are a holding company operating through three separate wholly owned companies, Ealixir USA, Inc., EALIXIR HISPANIA S.L.U. (“Ealixir Hispania”) and ELAB Hispania, S.L (“ELAB Hispania”). Below is a chart of our corporate structure:

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC Pink Market under the symbol “EAXR.” In connection with this offering, we intend to apply to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAXR.” If our listing application is approved, we expect to list our Common Stock on Nasdaq upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTC Pink Market. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements. There can be no assurance that our Common Stock will be listed on the Nasdaq.

Corporate Information

Our principal place of business is located at 40 SW 13th Street, Penthouse 1, Miami FL 33130. Our telephone number is (786) 856-0358. Since April 25, 2018, our principal office in Europe is Avenida Josep Tarradellas, 38, 08029, Barcelona, Spain.

Recent Developments

The hallmark of Ealixir has always been to maintain leadership in the market of online identity management, through continuous research in the IT field, in order to be able to provide trusted services to companies and individuals. Ealixir recently undertook investments in artificial intelligence technologies that will enable self-diagnostic mechanisms and simple applications to be downloaded onto client smartphones. We anticipate that by next year these

Alt-5

applications will enable our clients to analyze their reputational content on the internet in a quick and effective manner, at a competitive price. This process will enable Ealixir to evaluate and analyze large amounts of data points to ensure our marketing efforts are reaching intended audiences.

Artificial Intelligence

In pursuing the process of strengthening the IT architecture and to broaden its offer of services, the Company recently engaged in a strategic collaboration with an Institute for development of artificial intelligence. The cooperation, driven by Ealixir in its inner features, will support several innovative applications and the deployment of new services; in this regard, it is worthy to mention the service ‘RepScore’, our latest offering, which is designed to offer an immediate and broad overview of a person’s or company’s web reputation; the application scans the internet to analyze the sentiment which is mostly associated with the client and, then, assigns a score from 1 to 1,000 (where a higher number denotes a more positive sentiment). We forecast for the first year 400,000 downloads for the application and 6-7,000 actual new clients onboard (an estimated 0.2 % of new clients over downloads). We expect to offer RepScore to new and existing clients starting in 2024.

Corporate events (‘Ealixir Event Launch’).

The development of the application is also driven in-house, with limited support by external IT professionals. It gives the client companies the unique opportunity to promote their event on an international scale, providing visibility in more than 1200 online periodicals in 30 countries around the world. In delivering the services, Ealixir works with accredited journalists and PR experts who will develop the most effective editorial plan to promote an event (e.g., the launch of a new product, an important anniversary, or the grand opening of a new office) and draft articles and press releases for distribution in the target countries in authoritative newspapers.

Contracts management

Ealixir considers the operational contract management software (the “Platform”) to be of strategic importance; the Platform was initially developed exclusively in-house. It is regularly updated, and new functions are continuously being developed in order to support the increasing complexity of customer relations, enabling the Company operations to keep not only effective, but ever more distinctive compared to its competitors.

These improvements, which take the form of operational adjustments and the implementation of new functions, although entrusted in the operational component to an external company, are always driven by the Company’s top managers, in order to ensure the committed confidentiality to our clients and the advisable protection of the Company’s know-how.

Alt-6

OFFERING SUMMARY

Common Stock Offered by the Selling Stockholders	[______] shares of Common Stock.
Common Stock offered by us:	0 shares of Common Stock.
Selling Price

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

Shares of Common Stock Outstanding prior to this Offering	48,259,753 shares of Common Stock.

Shares of Common Stock to be Outstanding after this Offering	[_______] shares of Common Stock (or [_____] shares if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds	We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this Resale Prospectus.
Dividend policy

The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board of Directors (“Board”) and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors, you should consider in making an investment, see “Risk Factors” beginning on page 13.

Unless we indicate otherwise, this prospectus reflects and assumes the following:

•        the issuance by us of our Common Stock pursuant to the public offering prospectus filed contemporaneously herewith; and

•        no exercise by the underwriters of their option to purchase up to [___________] additional shares of our Common Stock from us to cover over-allotments, if any.

Alt-7

Summary of Consolidated Financial Information

The following tables set forth our summary consolidated financial information for the periods and as of the dates indicated. We derived our statements of operations and comprehensive loss data for the years ended December 31, 2020 and 2021 from our audited financial statements included elsewhere in this prospectus. We derived our statements of operations and comprehensive loss data for the nine months ended September 30, 2021 and 2022, and our summary balance sheet data as of September 30, 2022 from our unaudited condensed financial statements included elsewhere in this prospectus. The unaudited condensed financial statements were prepared on a basis consistent with our audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following summary financial data in conjunction with our financial statements and related notes included elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data included in this section is not intended to replace the financial statements and are qualified in their entirety by our financial statements and the related notes included elsewhere in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020
	(Unaudited)
Total Revenue	$3,284,434	$2,145,959	$3,534,732	$1,851,534
Cost of sales	723,778	810,633	864,209	438,708
Gross profit	2,560,656	1,335,326	2,670,523	1,412,826

Operating expenses:
General and administrative	1,307,377	970,393	2,739,7414	1,417,958
Directors’ salaries	201,634	201,634	10,000	29,622
Personnel – Gross	481,856	116,655	349,454	395,868
Total operating expenses	2,720,673	2,099,315	3,099,195	1,843,448

Profit (Loss) from operations	563,761	46,644	(428,672)	(430,622)

Other income (expense):
Other income	159,159	—	597,002	—
Interest expense	(115,691)	(44,680)	—	(15,506)
Total other income (expense)	43,468	(44,680)	598,148	(23,597)

Income tax expense	16,869	—	47,626	176,718
Net income (loss)	$532,422	$19,502	$121,850	$(630,938)

Foreign exchange (income) expense	279,294	—	83,578	20,891
Total Compehensive Income (loss)	$253,128	$19,502	$38,272	$610,047

Weighted average shares of Common Stock outstanding – basic and diluted(1)	47,999,330
Net loss per share of Common Stock – basic and diluted	$(0.005273574)
Pro forma number of common shares outstanding – basic and diluted(2)	47,999,330
Pro forma earnings per share – basic and diluted(2)	$(0.005273574)

____________

(1)      See Notes 1 and 2 to our annual financial statements and our interim condensed financial statements, respectively, each included elsewhere in this prospectus, for an explanation of the method used to calculate historical and pro forma net loss per share, basic and diluted, and the weighted-average number of shares of common stock used in the computation of the per share amounts.

(2)      Reflects the numbers of shares of Common Stock issued and outstanding after the public offering.

Alt-8

	September 30, 2022	September 30, 2022		December 31,
				2021	2020
	Actual	As Adjusted(1)(2)		Actual	Actual
Cash and cash equivalents	$84,366	$	[____]	$331,523	$74,467
Accounts Receivable	1,480,240		[____]	824,902	332,185
Prepaid expenses and other current assets	1,116,986			229,836	31,003
Total current assets	2,681,592		[____]	1,386,261	437,655
Total non-current assets	56,039		[____]	109,663	30,790
Total assets	2,737,632		[____]	1,828,381	472,403
Accounts payable, accrued expenses and other current liabilities	524,735		[____]	723,209	348,472
Deferred revenue	371,627		[___]	1,021,068	709,734
Long term debt payable to stockholders	662,709		662,709	526,777	135,758
Total liabilities	2,141,758		[___]	2,986,998	2,158,747
Total equity	595,879		[____]	(1,158,617)	(1686,344)
Total liabilities and stockholders’ equity (deficit)	$2,737,632	$	[____]	$1,828,381	$472,403

____________

(1)      Gives effect to the issuance and sale of [____] shares of our Common Stock in this offering at the assumed public offering price of $____ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(2)      The pro forma as adjusted information is illustrative only and will depend on the actual public offering price and other terms of this offering determined at pricing. A $____ increase (decrease) in the assumed public offering price of $____ per share would increase (decrease) each of cash, total assets and total stockholders’ equity (deficit) by $____ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions. Similarly, each increase (decrease) of ____ million shares in the number of shares of common stock offered by us would increase (decrease) each of cash, total assets and total stockholders’ equity (deficit) by $____ million, assuming the assumed public offering price of $____ per share remains the same, and after deducting estimated underwriting discounts and commissions.

Alt-9

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

Alt-10

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of Common Stock owned by each selling stockholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the selling stockholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Common Stock by the selling stockholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Percentage of beneficial ownership before this offering is based on 4,939,345 shares of Common Stock outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

Other than as set forth below, none of the selling stockholders has had any position, office or other material relationship within past three years with the Company and none of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the selling stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Stockholders Plan of Distribution.” The table below assumes that the selling stockholders will sell all of the shares offered for sale hereby:

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Owned after Offering(2)	Percentage Ownership After Offering (%)(2)
The Governance Box, Inc.(3)	2,025,000	1,000,000	1,025,000%
Enkrateia Holding LTD(4)	2,950,000	1,000,000	1,950,000%

____________

(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of Common Stock, or convertible or exercisable into shares of Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)      Since we do not have the ability to control how many, if any, of their shares each of the selling stockholders will sell, we have assumed that the selling stockholders will sell all of their shares, that are registered for resale, offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3)      Todd Heinzl is the sole shareholder of The Governance Box Inc. As such, Mr. Heinzl is deemed to have beneficial ownership with respect to such shares. The business address of The Governance Box Inc. is 5906 Longhearth Way, Ottawa, Ontario, K4M 1M1, Canada.

(4)      Davide Tommasino is the sole shareholder of Enkrateia Holding LTD. As such, Mr. Tommasino is deemed to the beneficial ownership with respect to such shares. The business address of Enkrateia Holding LTD. is Av Balboa, Panama Ph, Bicsa Financial Center 58-01, Ciudad de Panama, Panama.

Alt-11

SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for selling stockholders, rather than under this Resale Prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M,

Alt-12

persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the selling stockholders’ shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any selling stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling stockholders.

If any of the shares of Common Stock offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each selling stockholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

Alt-13

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Ellenoff, Grossman & Schole LLP.

Alt-14

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the SEC.

Item	Amount to be paid
SEC registration fee	$
FINRA filing fee		*
NASDAQ Capital Market listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

____________

*        To be provided by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

•        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•        Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act. The offers, sales and issuances of the securities described in the preceding table were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

1.      On August 3, 2020, we sold 80,000 shares of our Common Stock to Alessandro Nicasi for aggregate consideration of $200,000.

2.      On October 12, 2020, we sold 12,000 shares of our Common Stock to Carlini Giovanni for aggregate consideration of $30,000.

3.      On December 1, 2020, we sold 4,000 shares of our Common Stock to Domenico Scannapieco for aggregate consideration of $10,000.

4.      On December 16, 2020, we sold 10,000 shares of our Common Stock to Acros Fiduciaria Srl for aggregate consideration of $25,000.

5.      On December 22, 2020, we sold 4,000 shares of our Common Stock to Fabrizio Furlan for aggregate consideration of $10,000.

6.      On December 22, 2020, we sold 4,000 shares of our Common Stock to Mauro Furlan for aggregate consideration of $10,000.

7.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Clear Investment SA for aggregate consideration of $20,000.

8.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Safe Capital Holdings for aggregate consideration of $20,000.

9.      On December 30, 2020, we sold 8,000 shares of our Common Stock to Augusto Valli for aggregate consideration of $20,000.

10.    On December 30, 2020, we sold 8,000 shares of our Common Stock to OB Investimenti for aggregate consideration of $20,000.

11.    On December 30, 2020, we sold 4,000 shares of our Common Stock to Ivaldi Daniela for aggregate consideration of $10,000.

12.    On December 30, 2020, we sold 8,000 shares of our Common Stock to Epifani Elio for aggregate consideration of $20,000.

13.    On December 30, 2020, we sold 4,000 shares of our Common Stock to Migliorini Massimo for aggregate consideration of $10,000.

14.    On January 11, 2021, we sold 4,000 shares of our Common Stock to Fabio Montrasio for aggregate consideration of $10,000.

15.    On January 11, 2021, we sold 4,000 shares of our Common Stock to Andrea Merici for aggregate consideration of $10,000.

16.    On January 12, 2021, we sold 24,000 shares of our Common Stock to Giuliano Ferrari for aggregate consideration of $60,000.

17.    On January 12, 2021, we sold 36,000 shares of our Common Stock to Gianfranco Padovani for aggregate consideration of $90,000.

18.    On January 18, 2021, we sold 14,400 shares of our Common Stock to Giancarlo Del Vecchio for aggregate consideration of $36,000.

19.    On January 20, 2021, we sold 8,000 shares of our Common Stock to Sergio Bergonzini for aggregate consideration of $20,000.

20.    On January 21, 2021, we sold 6,000 shares of our Common Stock to Stefano Ferrario for aggregate consideration of $15,000.

21.    On January 22, 2021, we sold 8,000 shares of our Common Stock to Antonio Bruno Peronace for aggregate consideration of $20,000.

22.    On February 1, 2021, we sold 4,800 shares of our Common Stock to Luca Paolelli for aggregate consideration of $12,000.

ITEM 16.  EXHIBITS

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
3.1*	Articles of Incorporation of the Registrant
3.2*	Amendment to Articles of Incorporation of the Registrant
3.3**	Bylaws of the Registrant
4.1**	Specimen Common Stock Certificate
4.2**	Form of Underwriters’ Warrant [(included in Exhibit 1.1)]
5.1**	Opinion of Ellenoff Grossman & Schole LLP regarding the validity of the Common Stock being registered
10.1*+#	English Translation of Employment Agreement by and between ELAB HISPANIA S.L. and Bruno Polistina
10.2*	Commercial Lease Agreement by and between Ealixir, Inc. and Damlop Investments, LLC
10.3*	Flexible and Renewable Service Contract by and between ELAB HISPANIA S.L. and Service & Business Centers
10.4**	Consulting Agreement by and between Acquifin Inc and Ealixir, Inc.
10.5**	Consulting Agreement by and between Emerex Marketing Corp. and Ealixir, Inc.
10.6**	Consulting Agreement by and between Korakas Investments Inc and Ealixir, Inc.
10.7**	Cooperation Agreement by and between Francesco Mazza and Ealixir, Inc.
14*	Form of Code of Business Conduct and Ethics
21.1**	List of Subsidiaries of the Registrant
23.1*	Consent of BF Borgers CPA PC
23.2**	Consent of Ellenoff Grossman & Schole, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1**	Form of Audit Committee Charter
99.2**	Form of Compensation Committee Charter
99.3**	Form of Nominating and Corporate Governance Committee Charter
107*	Filing Fee Table

____________

*        Filed herewith.

**      To be filed by amendment.

+        Indicates a management contract or compensatory plan.

#        Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 10, 2023.

EALIXIR, INC.
By:	/s/ Suneel Anant Sawant
Name:	Suneel Anant Sawant
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer and Director	February 10, 2023
Suneel Anant Sawant	(Principal Executive Officer)
*	Chief Financial Officer	February 10, 2023
Bruno Polistina	(Principal Financial and Accounting Officer)
*	Director	February 10, 2023
Enea Angelo Trevisan
*	Director	February 10, 2023
Francesco Mazza
*	Director	February 10, 2023
Venkatesh Patrachari
* By:	/s/ Suneel Anant Sawant
Name:	Suneel Anant Sawant
Attorney-in-fact

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suneel Anant Sawant his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Suneel Anant Sawant	Chief Executive Officer and Director	February 10, 2023
Suneel Anant Sawant	(Principal Executive Officer)
/s/ Bruno Polistina	Chief Financial Officer	February 10, 2023
Bruno Polistina	(Principal Financial and Accounting Officer)
/s/ Enea Angelo Trevisan	President and Chairman of the Board	February 10, 2023
Enea Angelo Trevisan
/s/ Francesco Mazza	Director	February 10, 2023
Francesco Mazza
/s/ Venkatesh Patrachari	Director	February 10, 2023
Venkatesh Patrachari